As filed with the Securities and Exchange Commission on June 9, 2004
Registration No. 333—

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CALLON PETROLEUM COMPANY

CALLON PETROLEUM OPERATING COMPANY
CALLON OFFSHORE PRODUCTION, INC.
MISSISSIPPI MARKETING, INC.
(Exact name of registrant as specified in its charter)

Delaware Delaware Mississippi Mississippi	1311 1311 1311 1311	64-0844345 94-0744280 64-0779843 64-0798249
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

200 North Canal St.

Natchez, MS 39120
(601) 442-1601
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

JOHN S. WEATHERLY

200 North Canal St.
Natchez, MS 39120
(601) 442-1601
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

GEORGE G. YOUNG III

Haynes and Boone, LLP
1000 Louisiana St., Suite 4300
Houston, Texas 77002
Telephone: (713) 547-2081
Telecopy: (713) 547-2600

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to be	Offering Price	Aggregate Offering	Amount of
of Securities to be Registered	Registered	Per Unit	Price	Registration Fee

9.75% Senior Notes due 2010	$200,000,000	100%	$200,000,000	$25,340(1)

Guarantees of 9.75% Senior Notes due 2010	$200,000,000	(2)	(2)	(2)

(1)	Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2)	No separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 9, 2004

Preliminary Prospectus

Callon Petroleum Company

Offer to Exchange

9.75% Senior Notes due 2010, Series B
that have been registered under the Securities Act of 1933
for
Any and All Outstanding
9.75% Senior Notes due 2010, Series A
($200,000,000 in principal amount outstanding)

The Exchange Offer

Expiration Date. The exchange offer expires at 5:00 p.m., New York City time, on [                    ], 2004, unless extended.

Notes Exchanged. All existing notes tendered in accordance with the procedures in this prospectus and not withdrawn will be exchanged for an equal principal amount of exchange notes.

Conditions. The exchange offer is not conditioned upon a minimum aggregate principal amount of existing notes being tendered. The exchange offer is not subject to any condition other than that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission and that no judicial or administrative proceedings that would limit us from preceding with the exchange offer shall have been instituted or threatened.

Description of the Exchange Notes

Terms. The terms of the exchange notes to be issued in the exchange offer are substantially identical to the existing notes, except that we have registered the exchange notes with the Securities and Exchange Commission. In addition, the exchange notes will not be subject to the transfer restrictions the existing notes are subject to, and provisions relating to an increase in the stated interest rate on the existing notes if the existing notes are not exchanged for registered exchange notes will be eliminated. We do not intend to apply for listing any of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system and, therefore, no active public market is anticipated.

Maturity. The exchange notes will mature on December 8, 2010.

Interest. Interest on the exchange notes will accrue from March 15, 2004 or, if later, from the most recent date of payment of interest on the existing notes, at the rate of 9.75% per year. Interest on the exchange notes is payable quarterly on March 31st, June 30th, September 30th and December 31st, beginning on June 30, 2004. If an event of default occurs under the indenture, the interest rate is increased to 11.75% until such default is cured.

Ranking. The exchange notes are our senior unsecured obligations. The exchange notes rank equally with all of our existing and future senior debt and rank senior to our existing and future subordinated debt. The exchange notes will be guaranteed on a senior unsecured basis by all of our subsidiaries.

Redemption. We may redeem some or all of the exchange notes at any time after December 8, 2007 at the redemption prices set forth in this prospectus. If we experience specific kinds of changes in control, we must offer to repurchase the exchange notes at a 1% premium.

See “Risk Factors” beginning on page 10 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                    ], 2004

i

WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is part of a registration statement that we have filed with the SEC. You should read this prospectus and the information incorporated by reference, including the exhibits to the registration statement.

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our filings are located in the EDGAR database on that website. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We also file information with the New York Stock Exchange. Such reports, proxy statements and other information may be read and copied at 30 Broad Street, New York, New York 10005.

      All of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports as well as other filings we make pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 are also available free of charge on our Internet website. The address of our Internet website is www.callon.com. Our SEC filings are available on our website as soon as they are posted to the EDGAR database on the SEC’s website.

      We “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2003;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004; and

•	our Current Reports on Form 8-K dated January 23, 2004, February 5, 2004, March 8, 2004, March 9, 2004, May 6, 2004 and May 10, 2004.

      This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. You may request a copy of this information at no cost by writing or telephoning us at the following address: 200 N. Canal Street, Natchez, MS 39120, Attention: Corporate Secretary, (601) 442-1601.

      The exchange offer is expected to expire on [                    ], 2004 and you must make your exchange decision by this expiration date. To obtain timely delivery of the requested information, you must request this information by [                    ], 2004 or the date that is no later than five business days before the expiration date.

      In making your decision regarding participation in the exchange offer, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in places where offers and sales are not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that information incorporated by reference into this offering memorandum is accurate as of any date other than the date such information was filed with the SEC.

ii

FORWARD-LOOKING STATEMENTS

      In this prospectus, we have made many forward-looking statements. We cannot assure you that the plans, intentions or expectations upon which our forward-looking statements are based will occur. Our forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed elsewhere in this prospectus and the documents that are incorporated by reference into this prospectus. Forward-looking statements include statements regarding:

•	our oil and gas reserve quantities, and the discounted present value of these reserves;

•	the amount and nature of our capital expenditures;

•	drilling of wells;

•	the timing and amount of future production and operating costs;

•	business strategies and plans of management; and

•	prospect development and property acquisitions.

      Some of the risks which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

•	general economic conditions;

•	the volatility of oil and natural gas prices;

•	the uncertainty of estimates of oil and natural gas reserves;

•	the impact of competition;

•	the availability and cost of seismic, drilling and other equipment;

•	operating hazards inherent in the exploration for and production of oil and natural gas;

•	difficulties encountered during the exploration for and production of oil and natural gas;

•	difficulties encountered in delivering oil and natural gas to commercial markets;

•	changes in customer demand and producers’ supply;

•	the uncertainty of our ability to attract capital;

•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business;

•	actions of operators of our oil and gas properties; and

•	weather conditions.

      The information contained in this prospectus, including the information set forth under the heading “Risk Factors,” identifies additional factors that could affect our operating results and performance. We urge you to carefully consider these factors. When you consider our forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this prospectus. Our forward-looking statements speak only as of the date made, and we have no obligation to update these forward-looking statements. Our forward-looking statements are expressly qualified in their entirety by this cautionary statement.

iii

PROSPECTUS SUMMARY

      This summary highlights information from this prospectus, but does not contain all material features of the exchange offer. To understand all of the terms of the exchange offer and for a more complete understanding of our business, you should carefully read the entire prospectus, particularly the section entitled “Risk Factors,” and the materials to which we have referred you. You should also consult with your own legal and tax advisors. If you are not familiar with the terms used to describe the quantities, present value and other information about oil and gas reserves, please see “Glossary of Oil and Gas Terms.”

      This prospectus contains forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements.” See “Risk Factors” for certain factors, including factors affecting forward-looking statements, that you should consider before exchanging your notes.

      In this prospectus, “Callon,” “we,” “us” and “our” refer to Callon Petroleum Company together with its consolidated subsidiaries, unless the context otherwise requires. In this prospectus, we use the term “existing notes” to refer to the 9.75% Senior Notes due 2010, Series A that were issued on March 15, 2004 and the term “exchange notes” to refer to the 9.75% Senior Notes due 2010, Series B that have been registered under the Securities Act of 1933 and are being offered in exchange for the existing notes as described in this prospectus.

The Company

      Callon Petroleum Company has been engaged in the exploration, development, acquisition and production of oil and gas properties since 1950. Our properties are geographically concentrated primarily offshore in the Gulf of Mexico and onshore in Louisiana and Alabama. We were incorporated under the laws of the state of Delaware in 1994 and succeeded to the business of a publicly traded limited partnership, a joint venture with a consortium of European institutional investors and an independent energy company owned by members of current management.

      In 1989, we began increasing our reserves through the acquisition of producing properties that were geologically complex, had, or were analogous to fields with, an established production history from stacked pay zones, and were candidates for exploitation. We focused on reducing operating costs and implementing production enhancements through the application of technologically advanced production and recompletion techniques.

      Over the past eight years, we have also placed emphasis on the acquisition of acreage with exploration and development drilling opportunities in the Gulf of Mexico shelf and deepwater areas. At December 31, 2003 we owned a working interest in a total of 73 blocks/leases covering 157,000 net acres. We have joined with other industry partners, primarily Murphy Exploration and Production, Inc., to explore federal offshore blocks acquired in the Gulf of Mexico. We perform extensive geological and geophysical studies using computer-aided exploration techniques (CAEX), including, where appropriate, the acquisition of 3-D seismic or high-resolution 2-D data to facilitate these efforts. We continue to develop prospects on the shelf through our 3-D seismic partnership using AVO technology. In 1998, we began exploration in the Gulf of Mexico deepwater area (generally 900 to 5,500 feet of water). In the fourth quarter of 2003, our first two deepwater projects, the Medusa and Habanero fields, began production. Please see “Recent Events” for a more detailed discussion.

      We ended the year 2003 with estimated net proved reserves of 217 billion cubic feet of natural gas equivalent. This represents a decrease of 8% from 2002 year-end estimated net proved reserves of 236 Bcfe. Estimated proved developed reserves were 90.9 Bcfe and estimated proved undeveloped reserves were 126.0 Bcfe for the year ended 2003. This represents an increase in estimated proved developed reserves of 107% from 2002 year-end estimated proved developed reserves of 44.0 Bcfe, and a decrease in estimated proved undeveloped reserves of 34% from 2002 year-end estimated proved undeveloped reserves of 191.8 Bcfe.

      The major focus of our future operations is expected to continue to be the exploration for and development of oil and gas properties, primarily in the Gulf of Mexico.

Business Strategy

      Our goal is to increase shareholder value by increasing our reserves, production, cash flow and earnings. We seek to achieve these goals through the following strategies:

•	Focus on Gulf of Mexico exploration with a balance between shelf and deepwater areas using the latest available technology.

•	Aggressively explore our existing prospect inventory.

•	Replenish our prospect inventory with increasing emphasis on prospect generation.

•	Increase production levels through development of existing deepwater discoveries and ongoing exploration on the shelf and in deepwater areas.

Exploration and Development Activities

      Capital expenditures for exploration and development costs related to oil and gas properties totaled approximately $50.0 million in 2003. During 2003, we incurred capital expenditures of approximately $32 million in the Gulf of Mexico deepwater area, primarily for development costs at our Habanero and Medusa discoveries. Interest of approximately $5.0 million and general and administrative costs allocable directly to exploration and development projects of approximately $8.0 million were capitalized in 2003. Our Gulf of Mexico shelf area expenditures account for the remainder of the total capital expended during 2003.

Recent Events

      On November 24, 2003, we commenced production from our Medusa Field, located in Mississippi Canyon Blocks 538 and 582. Four of six wells have been completed and are producing at test rates of 29,000 barrels of oil (3,700 Bbls net) and 30.0 million cubic feet of natural gas per day (3.8 MMcf/day net). The Medusa development includes a spar facility capable of handling 40,000 barrels of oil (5,000 Bbls net) and 110 million cubic feet of natural gas per day (14.0 MMcf/day net). Murphy Oil Corporation, the operator of the field, holds a 60% interest, ENI Petroleum Company holds a 25% interest and we hold a 15% interest in the field.

      On November 29, 2003, we commenced production from our Habanero discovery, located in Garden Banks Block 341. Habanero is a sub-sea development that ties back approximately 11.5 miles to Shell’s Auger tension leg platform, making Habanero the fourth sub-sea development to tie back to the Auger hub. Average daily production for Habanero was 23,000 barrels of oil (2,225 Bbls net) and 65 million cubic of natural gas per day (6.2 MMcf/day net) as of March 31, 2004. We own an 11.25% working interest in Habanero, Shell Exploration & Production Company, the operator and a subsidiary of Royal Dutch/ Shell Group, owns a 55% interest and Murphy Oil Corporation owns the remaining 33.75% interest.

      In December 2003, we formed a limited liability company, Medusa Spar LLC, which owns a 75% undivided ownership interest in the deepwater production spar on the Medusa Field in the Gulf of Mexico. We contributed our 15% undivided ownership interest in the production facility to the LLC and retained a 10% ownership interest in the LLC. The LLC will earn a tariff based upon production volume throughput. The LLC is owned by Oceaneering International, Inc., Murphy Exploration & Production Company — USA, a subsidiary of Murphy Oil Corporation, and us. In addition to our 10% ownership interest in the LLC, we realized cash proceeds of $25 million from the transfer of our interest to the LLC. The LLC used the cash proceeds from $83.7 million of non-recourse financing and a cash contribution by one of the LLC owners to acquire its 75% interest in the spar. The spar is moored in over 2,200 feet of water in the Gulf of Mexico at Mississippi Canyon Block 582.

      During 2003 our production was approximately 90% natural gas. With our Medusa and Habanero projects now producing, we expect 2004 production to be approximately 45% natural gas and 55% oil.

      On May 7, 2004, we accepted a commitment from Union Bank of California, N.A. for a three-year $175 million credit facility to be underwritten by the lender. The credit facility includes an initial borrowing base of $60 million, which will be adjusted on a quarterly basis throughout 2004 to reflect the results of intervening operations from our deepwater properties and an anticipated increase in proved producing reserves as the development of our Medusa property nears completion.

      During December 2003 and March 2004 we completed transactions resulting in the issuance of $200 million in principal amount of 9.75% senior notes due 2010. The 9.75% senior notes were issued pursuant to a senior indenture between us and America Stock Transfer and Trust Company. The net proceeds of these transactions were used to redeem $22.9 million of our 10.125% senior subordinated notes due July 31, 2004, $40.0 million of our 10.25% senior subordinated notes due September 15, 2004, and $95.0 million of our 12% senior loans due March 31, 2005 plus a 1% call premium of $950,000, and to reduce the balance outstanding under our senior bank credit facility.

Principal Office

      Our principal executive offices are located at 200 North Canal Street, Natchez, Mississippi 39120 and our telephone number at that address is (601) 442-1601. The address of our website is www.callon.com.

Ratio of Earnings to Fixed Charges

		Years Ended December 31,
	Three Months Ended
	March 31, 2004	2003	2002	2001	2000	1999

	(Dollars in thousands, except ratios)
Ratio or Earnings to Fixed Charges	1.1x	—	—	—	2.1x	1.0x

      For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of consolidated earnings or loss from continuing operations before income tax, excluding undistributed equity earnings of affiliated companies plus fixed charges, excluding capitalized interest. Fixed charges consist of:

•	interest expense on indebtedness and capitalized interest;

•	amortization of debt issuance costs, discounts and premiums; and

•	that portion of capital lease expense which is deemed to be representative of an interest factor.

      Earnings did not cover fixed charges by $14.5 million, $8.2 million, and $2.5 million for the years ended December 31, 2003, 2002 and 2001, respectively.

The Exchange Offer

      We borrowed $200,000,000 pursuant to a senior unsecured credit agreement dated December 8, 2003, and amended and restated as of December 23, 2003. On March 15, 2004, we issued $200,000,000 of our 9.75% Senior Notes due 2010, Series A in full payment of the $200,000,000 principal amount of loans outstanding under the senior unsecured credit agreement. The existing notes were issued to accredited investors in reliance upon the exemption from registration provided by Rule 506 of Regulation D under the Securities Act and outside the United States in compliance with Regulation S of the Securities Act. In connection with the issuance of the existing notes, we entered into an exchange and registration rights agreement in which we agreed to deliver to you this prospectus and to use our best efforts to complete the exchange offer or to file and cause to become effective a registration statement covering the resale of the existing notes. If a registration statement covering the exchange offer or the resale of the existing notes is not declared effective by the SEC by September 10, 2004, the interest rate on the notes will be increased by 0.25% per year until such registration statement is declared effective. In addition, if the registration statement covering this exchange offer does not remain effective until the completion of the exchange offer or, if applicable, the registration statement covering resales does not remain effective until all existing notes have been sold pursuant to such registration statement or are no longer subject to the exchange and registration rights agreement, the interest rate on the notes will be increased by 0.25% until such registration statement is again declared effective. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights for your notes. You should read the discussion under the heading “The Exchange Offer” beginning on page 23 and “Description of the Exchange Notes” beginning on page 33 for further information about the exchange offer and the exchange notes.

The Exchange Offer	We are offering to exchange up to $200,000,000 principal amount of exchange notes for an identical principal amount of existing notes. Existing notes may be exchanged only in $1,000 increments.

The terms of the exchange notes are identical in all material respects to the existing notes except that the exchange notes have been registered under the Securities Act. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions and holders of exchange notes will have no registration rights. Also, the exchange notes will no longer be subject to the exchange and registration rights agreement which provides for an increase in the stated interest rate of the existing notes upon a failure to maintain the effectiveness of a registration statement providing for the exchange or resale of such existing notes.

Resale	We believe the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• the exchange notes received in the exchange offer are acquired in the ordinary course of your business;

• you are not participating and have no understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

• you are not an affiliate of ours.

Each broker-dealer issued exchange notes in the exchange offer for its own account in exchange for existing notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Expiration Date	5:00 p.m., New York City time, on [ ], 2004, unless we extend the exchange offer. It is possible that we will extend the exchange offer until all existing notes are tendered. You may withdraw existing notes you tendered at any time before 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer — Expiration Date; Extensions; Amendments.”

Accrued Interest on the Exchange Notes and the Existing Notes	The exchange notes will bear interest from March 15, 2004 or, if later, from the most recent date of payment of interest on the existing notes, at a rate of 9.75% per year. Interest on the exchange notes is payable quarterly on March 31st, June 30th, September 30th and December 31st, beginning on June 30, 2004. March 15th, June 15th, September 15th and December 15th are the record dates for determining holders entitled to interest payments.

Conditions to the Exchange Offer	The exchange offer is subject only to the following conditions:

• the compliance of the exchange offer with securities laws;

• the proper tender of the existing notes;

• the representation by the holders of the existing notes that they are not our affiliate, that the exchange notes they will receive are being acquired by them in the ordinary course of their business and that at the time the exchange offer is completed the holder had no plan to participate in the distribution of the exchange notes; and

• no judicial or administrative proceeding that would limit us from proceeding with the exchange offer shall have been instituted or threatened.

Governmental Approvals	No governmental approvals or consents must be received to consummate the exchange offer.

Procedures for Tendering Existing Notes Held in the Form of Book-Entry Interests	The existing notes were issued as global securities and were deposited with American Stock Transfer & Trust Company who holds the notes as the custodian for the Depository Trust Company (DTC). Beneficial interests in the existing notes are held by participants in DTC on behalf of the beneficial owners of the notes. We refer to beneficial interests in notes held by participants in DTC as notes held in book-entry form. Beneficial interests in notes held in book-entry form are shown on, and transfers of the notes can be made only through, records maintained in book-entry form by DTC and its participants.

If you are a holder of an existing note held in the form of a book-entry interest and you wish to tender your book-entry interest for exchange in the exchange offer, you must transmit to American Stock Transfer & Trust Company, as exchange agent, on or prior to the expiration date of the exchange offer, the following:

• a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program (ATOP) system that, when received by the exchange agent will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal; and

• a timely confirmation of book-entry transfer of your existing notes into the exchange agent’s account at DTC, according to the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer — Procedures for Tendering — Existing Notes Held in Book-Entry Form.”

Procedures for Tendering Existing Notes Held in Certificated Form	If you hold your existing notes in certificated form and wish to accept the exchange offer, sign and date the letter of transmittal, and deliver the letter of transmittal, along with certificates for the existing notes and any other required documentation, to the exchange agent on or before the expiration date in accordance with the instructions contained in this prospectus and the letter of transmittal.

Representations and Warranties	By executing the letter of transmittal or by being deemed to have executed the letter of transmittal by tendering through ATOP, you represent to us that, among other things:

• the exchange notes you receive will be acquired in the ordinary course of your business;

• you have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

• you are not an affiliate of ours.

Special Procedures for Beneficial Owners	If you are a beneficial owner whose existing notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those existing notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with the instructions in this prospectus.

Guaranteed Delivery Procedures	If you are unable to deliver the existing notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable ATOP procedures prior to the expiration date, you may tender your existing notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer — Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw existing notes you tendered by furnishing a notice of withdrawal to the exchange agent or by complying with applicable ATOP procedures at any time before 5:00 p.m. New York City time on the expiration date. See “The Exchange Offer — Withdrawal of Tenders.”

Acceptance of Existing Notes and Delivery of Exchange Notes	If the conditions described under “The Exchange Offer — Conditions” are satisfied, we will accept for exchange any and all existing notes that are properly tendered before the expiration date. See “The Exchange Offer — Procedures for Tendering.” If we close the exchange offer, the exchange notes will be delivered promptly following the expiration date. Otherwise, we will promptly return any existing notes tendered.

Consequences of Failure to Exchange	All untendered existing notes will continue to be subject to the restrictions on transfer provided for in the existing notes and in the indenture. In general, the existing notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the existing notes under the Securities Act. The trading market for your existing notes will become more limited to the extent that other holders of existing notes participate in the exchange offer.

Federal Income Tax Considerations	The exchange of old notes for exchange notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. See “The Exchange Offer — Federal Income Tax Consequences” and “Federal Income Tax Considerations” for a discussion of U.S. federal income tax considerations you should consider before tendering existing notes in the exchange offer.

Exchange Agent	American Stock Transfer & Trust Company is serving as exchange agent for the exchange offer. The address for the exchange agent is listed under “The Exchange Offer — Exchange Agent.” If you would like more information about the exchange offer, you should call the exchange agent at (718) 921-8200. The facsimile number for the exchange agent is (718) 234-5001.

      See “The Exchange Offer” for more detailed information concerning the terms of the exchange offer.

The Exchange Notes

      The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the existing notes except that the exchange notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer and will not be entitled to any rights under the exchange and registration rights agreement. The notes issued in the exchange offer will evidence the same debt as the existing notes, and both the existing notes and the exchange notes are governed by the same indenture.

Title	9.75% Senior Notes due 2010, Series B.

Issuer	Callon Petroleum Company.

Maturity	December 8, 2010.

Interest Payment Dates	March 31st, June 30th, September 30th and December 31st, beginning on June 30, 2004.

Note Guarantees	The exchange notes will be fully and unconditionally guaranteed on an unsecured senior basis by each of our existing subsidiaries and any domestic restricted subsidiaries created or acquired by us after the issue date.

Ranking	The exchange notes will be our unsecured senior obligations. The exchange notes will rank equally with all of our other senior indebtedness and will rank senior to all of our subordinated indebtedness. The exchange note guarantees will be unsecured and will rank equally in right of payment with all of the existing and future senior indebtedness of the note guarantors and senior to all of the existing and future subordinated obligations of the note guarantors. In addition to the $200.0 million in principal amount of existing notes, we had $50.0 million in senior indebtedness outstanding as of March 31, 2004.

Optional Redemption	We may redeem some or all of the exchange notes at any time after December 8, 2007 if we pay the following redemption premiums:

• we must pay a redemption premium equal to 5% of the principal amount redeemed for any redemptions made after December 8, 2007, but before December 8, 2008;

• we must pay a redemption premium equal to 3% of the principal amount redeemed for any redemptions made after December 8, 2008, but before December 8, 2009; and

• we must pay a redemption premium equal to 1% of the principal amount redeemed for any redemptions made after December 8, 2009, but before the final maturity of the exchange notes.

Mandatory Offer to Repurchase	If we experience specific kinds of changes in control, we will be required to offer to repurchase the exchange notes for cash at a 1% premium as described under “Description of the Exchange Notes — Change in Control.” Our senior bank credit facility currently prohibits us from purchasing any of the exchange notes, which would include any purchase we may be required to make as a result of a change in control. We cannot assure you that we will be able to amend the senior bank credit facility to permit the purchase of exchange notes or refinance the senior bank credit facility with lenders who will allow us to make the required purchases. Also, if a change in control were to occur, there can be no assurance that we will have sufficient funds to purchase any of the exchange notes or be permitted under the terms of other agreements to purchase the exchange notes. See “Risk Factors” for a description of the possible effects if we are unable to purchase the exchange notes upon a change in control.

Certain Covenants of the Indenture	We will issue the exchange notes under an indenture with American Stock Transfer & Trust Company. The indenture governing the exchange notes contains covenants that limit our ability and the ability of certain of our subsidiaries to, among other things:

• incur additional indebtedness;

• pay dividends or repurchase our capital stock;

• enter into transactions with our affiliates;

• dispose of assets; or

• engage in mergers and consolidations.

These covenants are subject to a number of important qualifications and limitations.

Risk Factors

      See “Risk Factors” for a discussion of factors you should carefully consider before deciding to participate in the exchange offer and invest in the exchange notes.

RISK FACTORS

      In deciding whether to participate in the exchange offer, you should consider the following risks. You should consider carefully these risks along with the other information in this document and the documents to which we have referred you before tendering your existing notes.

Risk Factors Relating to Our Business

A decrease in oil and gas prices may adversely affect our results of operations and financial condition.

      Our success is highly dependent on prices for oil and gas, which are extremely volatile. Any substantial or extended decline in the price of oil or gas would have a material adverse effect on us. Oil and gas markets are both seasonal and cyclical. The prices of oil and gas depend on factors we cannot control such as weather, economic conditions, levels of production, actions by OPEC and other countries and government actions. Prices of oil and gas will affect the following aspects of our business:

•	our revenues, cash flows and earnings;

•	the amount of oil and gas that we are economically able to produce;

•	our ability to attract capital to finance our operations and the cost of the capital;

•	the amount we are allowed to borrow under our senior bank credit facility;

•	the value of our oil and gas properties; and

•	the profit or loss we incur in exploring for and developing our reserves.

We may be required to retroactively pay royalties to the Minerals Management Service on one of our properties which could reduce revenues and reserves.

      Our Medusa deepwater property is eligible for royalty suspensions pursuant to the Deep Water Royalty Relief Act. However, the federal offshore leases covering this property contain “price threshold” provisions for oil and gas prices. Under these “price threshold” provisions, if the average monthly New York Mercantile Exchange (NYMEX) sales price for oil or gas during a fiscal year exceeds the price threshold for oil or gas, respectively, then royalties on the associated production must be paid to the Minerals Management Service (MMS) at the rate stipulated in the lease. The price thresholds are adjusted annually by the implicit price deflator for the GDP. The determination of whether or not royalties are due as a result of the average NYMEX price exceeding the price threshold is made during the first quarter of the succeeding year. Any royalty payments due must be made shortly after this determination is made. If a royalty payment is due for all production during a year as a result of exceeding the price threshold, the lessee is required to make monthly royalty payments during the succeeding fiscal year for the succeeding year’s production. If at the end of any year the average NYMEX price is below the price threshold, the lessee can apply for a refund for any associated royalties paid during the year and the lessee will not be required to pay royalties monthly during the succeeding year for the succeeding year’s production.

      The thresholds and the average NYMEX prices are calculated by the MMS. The average NYMEX price for 2003 was $31.08 per barrel of oil and $5.49 per MMBtu of natural gas. For the year ended December 31, 2003, the thresholds were $32.81 per barrel of oil and $4.10 per MMBtu of natural gas. As a result, we will pay royalties related to 2003 gas production for Medusa, which commenced production in late November 2003, and will make monthly royalty payments for 2004 gas production during 2004. Our actual liability for 2004 oil royalties, if any, cannot be determined until after the end of 2004.

      In the year succeeding the year in which any of our properties became subject to royalties as result of the average NYMEX price exceeding the price threshold, the portion of reserves attributable to potential future royalties would not be included in a year-end reserve report. However, if the average NYMEX prices were below the price thresholds in subsequent years, our reserves would be increased to reflect reserves previously attributed to future royalties. As a result, reported oil and gas reserves could materially increase or decrease, depending on the relation of price thresholds versus the average NYMEX prices. The reduction in our revenues resulting from an obligation to pay these royalties and subsequent reduction of our proved reserves could have a material adverse effect on our results of operations and financial condition. Our reserve report, as of December 31, 2003, excluded gas reserves for Medusa that are subject to MMS royalties as a result of the average 2003 NYMEX price for gas exceeding the price threshold. Oil reserves in this reserve report were not impacted since the 2003 average NYMEX price was below the threshold.

Our reserve information represents estimates that may turn out to be incorrect if the assumptions upon which these estimates are based are inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present values of our reserves.

      The process of estimating oil and gas reserves is complex. It requires interpretations of available technical data and various assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in this prospectus.

      In order to prepare these estimates, we must project production rates and the timing of development expenditures. The assumptions regarding the timing and costs to commence production from our deepwater wells used in preparing our reserves are often subject to revisions over time as described under “— Our deepwater operations have special operational risks that may negatively affect the value of those assets.” We must also analyze available geological, geophysical, production and engineering data, the extent, quality and reliability of which can vary. In addition, the process requires us to make economic assumptions, such as future oil and gas prices, drilling and operating expenses, capital expenditures, taxes and the availability of funds. Therefore, estimates of oil and gas reserves are inherently imprecise.

      Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in this prospectus. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and gas prices and other factors, many of which are beyond our control.

      You should not assume that the present value of future net cash flows from our proved reserves referred to in this prospectus is the current market value of our estimated oil and gas reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from our proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may differ materially from those used in the present value estimate.

      Information about reserves constitutes forward-looking information. See “Forward-Looking Statements” for information regarding forward-looking information. The discounted present value of our oil and gas reserves is prepared in accordance with guidelines established by the SEC. A purchaser of reserves would use numerous other factors to value our reserves. The discounted present value of reserves, therefore, does not represent the fair market value of those reserves.

      On December 31, 2003, approximately 53% of the discounted present value of our estimated net proved reserves were proved undeveloped. Proved undeveloped oil reserves represented 58% of total proved oil reserves. Substantially all of these proved undeveloped reserves were attributable to our deepwater properties. Development of these properties is subject to additional risks as described above.

Unless we are able to replace reserves which we have produced, our cash flows and production will decrease over time.

      Our future success depends upon our ability to find, develop and acquire oil and gas reserves that are economically recoverable. As is generally the case for Gulf properties, our producing properties usually have high initial production rates, followed by a steep decline in production. As a result, we must continually locate and develop or acquire new oil and gas reserves to replace those being depleted by production. We must do this even during periods of low oil and gas prices when it is difficult to raise the capital necessary to finance these activities and during periods of high operating costs when it is expensive to contract for drilling rigs and other equipment and personnel necessary to explore for oil and gas. Without successful exploration or acquisition activities, our reserves, production and revenues will decline rapidly. We cannot assure you that we will be able to find and develop or acquire additional reserves at an acceptable cost.

      Also, because of the short life of our reserves, our return on the investment we make in our oil and gas wells and the value of our oil and gas wells will depend significantly on prices prevailing during relatively short production periods.

A significant part of the value of our production and reserves is concentrated in a small number of offshore properties, and any production problems or inaccuracies in reserve estimates related to those properties would adversely impact our business.

      During 2003, 64% of our daily production came from two of our properties in the Gulf of Mexico. Moreover, one property accounted for 51% of our production during this period. In addition, at December 31, 2003 most of our proved reserves were located in four fields in the Gulf of Mexico, with approximately 94% of our total net proved reserves attributable to these properties. If mechanical problems, storms or other events curtailed a substantial portion of this production, or if the actual reserves associated with any one of these producing properties are less than our estimated reserves, our results of operations and financial condition could be adversely affected.

Our focus on exploration projects increases the risks inherent in our oil and gas activities.

      Our business strategy focuses on replacing reserves through exploration, where the risks are greater than in acquisitions and development drilling. Although we have been successful in exploration in the past, we cannot assure you that we will continue to increase reserves through exploration or at an acceptable cost. Additionally, we are often uncertain as to the future costs and timing of drilling, completing and producing wells. Our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

•	unexpected drilling conditions;

•	pressure or inequalities in formations;

•	equipment failures or accidents;

•	adverse weather conditions;

•	compliance with governmental requirements; and

•	shortages or delays in the availability of drilling rigs and the delivery of equipment.

Because we do not control and do not operate all of our properties, especially our deepwater properties, we have limited influence over their development.

      We do not operate all of our properties and have limited influence over the operations of some of these properties, particularly our deepwater properties. Our lack of control could result in the following:

•	the operator may initiate exploration or development on a faster or slower pace than we prefer;

•	the operator may propose to drill more wells or build more facilities on a project than we have funds for or that we deem appropriate, which may mean that we are unable to participate in the project or share in the revenues generated by the project even though we paid our share of exploration costs; and

•	if an operator refuses to initiate a project, we may be unable to pursue the project.

Any of these events could materially reduce the value of our properties.

Our deepwater operations have special operational risks that may negatively affect the value of those assets.

      Drilling operations in the deepwater area are by their nature more difficult and costly than drilling operations in shallow water. Deepwater drilling operations require the application of more advanced drilling technologies, involving a higher risk of technological failure and usually resulting in significantly higher drilling costs than shallow water drilling operations. Deepwater wells are completed using sub-sea completion techniques that require substantial time and the use of advanced remote installation equipment. These operations involve a high risk of mechanical difficulties and equipment failures that could result in significant cost overruns.

      In deepwater, the time required to commence production following a discovery is much longer than in shallow water and on-shore. Our deepwater discoveries and prospects will require the construction of expensive production facilities and pipelines prior to the beginning of production. We cannot estimate the costs and timing of the construction of these facilities with certainty, and the accuracy of our cost estimates will be affected by a number of factors beyond our control, including the following:

•	decisions made by the operators of our deepwater wells;

•	the availability of materials necessary to construct the facilities;

•	the proximity of our discoveries to pipelines; and

•	the price of oil and natural gas.

      Delays and cost overruns in the commencement of production will affect the value of our deepwater prospects and the discounted present value of reserves attributable to those prospects.

Competitive industry conditions may negatively affect our ability to conduct operations.

      We operate in the highly competitive areas of oil and gas exploration, development and production. We compete for the purchase of leases in the Gulf of Mexico from the U.S. government and from other oil and gas companies. These leases include exploration prospects as well as properties with proved reserves. Factors that affect our ability to compete in the marketplace include:

•	our access to the capital necessary to drill wells and acquire properties;

•	our ability to acquire and analyze seismic, geological and other information relating to a property;

•	our ability to retain the personnel necessary to properly evaluate seismic and other information relating to a property;

•	the location of, and our ability to access, platforms, pipelines and other facilities used to produce and transport oil and gas production;

•	the standards we establish for the minimum projected return on an investment of our capital; and

•	the availability of alternate fuel sources.

      Our competitors include major integrated oil companies, substantial independent energy companies, affiliates of major interstate and intrastate pipelines, and national and local gas gatherers, many of which possess greater financial, technological and other resources than we do.

Our competitors may use superior technology which we may be unable to afford or which would require costly investment by us in order to compete.

      Our industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies. As our competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, our competitors may have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. One or more of the technologies that we currently use or that we may implement in the future may become obsolete, and we may be adversely affected. For example, marine seismic acquisition technology has been characterized by rapid technological advancements in recent years, and further significant technological developments could substantially impair our 3-D seismic data’s value.

We may not be able to replace our reserves or generate cash flows if we are unable to raise capital.

      We will be required to make substantial capital expenditures to develop our existing reserves, and to discover new oil and gas reserves. Historically, we have financed these expenditures primarily with cash from operations, proceeds from bank borrowings and proceeds from the sale of debt and equity securities. We cannot assure you that we will be able to raise capital in the future. We also make offers to acquire oil and gas properties in the ordinary course of our business. If these offers are accepted, our capital needs may increase substantially.

      We expect to continue using our senior bank credit facility to borrow funds to supplement our available cash. The amount we may borrow under our senior bank credit facility may not exceed a borrowing base determined by the lenders under such facility based on their projections of our future production, future production costs, taxes, commodity prices and other factors deemed relevant by our lenders. We cannot control the assumptions the lenders use to calculate our borrowing base. The lenders may, without our consent, adjust the borrowing base semiannually or in situations where we purchase or sell assets or issue debt securities. If our borrowings under the senior bank credit facility exceed the borrowing base, the lenders may require that we repay the excess. If this were to occur, we might have to sell assets or seek financing from other sources. Sales of assets could further reduce the amount of our borrowing base. We cannot assure you that we would be successful in selling assets or arranging substitute financing. If we were not able to repay borrowings under our senior bank credit facility to reduce the outstanding amount to less than the borrowing base, we would be in default under our senior bank credit facility.

Our decision to drill a prospect is subject to a number of factors and we may decide to alter our drilling schedule or not drill at all.

      We describe our current prospects and our plans to explore these prospects in this prospectus, including the materials incorporated by reference. A prospect is a property on which we have identified what our geoscientists believe, based on available seismic and geological information, to be indications of hydrocarbons. Our prospects are in various stages of evaluation, ranging from a prospect which is ready to drill to a prospect which will require substantial additional seismic data processing and interpretation. Whether we ultimately drill a prospect may depend on the following factors:

•	receipt of additional seismic data or the reprocessing of existing data;

•	material changes in oil or gas prices;

•	the costs and availability of drilling rigs;

•	the success or failure of wells drilled in similar formations or which would use the same production facilities;

•	availability and cost of capital;

•	changes in the estimates of the costs to drill or complete wells;

•	our ability to attract other industry partners to acquire a portion of the working interest to reduce exposure to costs and drilling risks; and

•	decisions of our joint working interest owners.

      We will continue to gather data about our prospects, and it is possible that additional information may cause us to alter our drilling schedule or determine that a prospect should not be pursued at all. You should understand that our plans regarding our prospects are subject to change.

Weather, unexpected subsurface conditions, and other unforeseen operating hazards may adversely impact our ability to conduct business.

      There are many operating hazards in exploring for and producing oil and gas, including:

•	our drilling operations may encounter unexpected formations or pressures which could cause damage to equipment or personal injury;

•	we may experience equipment failures which curtail or stop production; and

•	we could experience blowouts or other damages to the productive formations that may require a well to be re-drilled or other corrective action to be taken.

      In addition, any of the foregoing may result in environmental damages for which we will be liable. Moreover, a substantial portion of our operations are offshore and are subject to a variety of risks peculiar to the marine environment such as capsizing, collisions, hurricanes and other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production. Offshore operations are also subject to more extensive governmental regulation.

      We cannot assure you that we will be able to maintain adequate insurance at rates we consider reasonable to cover our possible losses from operating hazards. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and results of operations.

We may not have production to offset hedges; by hedging, we may not benefit from price increases.

      Part of our business strategy is to reduce our exposure to the volatility of oil and gas prices by hedging a portion of our production. In a typical hedge transaction, we will have the right to receive from the other parties to the hedge the excess of the fixed price specified in the hedge over a floating price based on a market index, multiplied by the quantity hedged. If the floating price exceeds the fixed price, we are required to pay the other parties this difference multiplied by the quantity hedged. We are required to pay the difference between the floating price and the fixed price when the floating price exceeds the fixed price regardless of whether we have sufficient production to cover the quantities specified in the hedge. Significant reductions in production at times when the floating price exceeds the fixed price could require us to make payments under the hedge agreements even though such payments are not offset by sales of production. Hedging will also prevent us from receiving the full advantage of increases in oil or gas prices above the fixed amount specified in the hedge. We also enter into price “collars” to reduce the risk of changes in oil and gas prices. Under a collar, no payments are due by either party so long as the market price is above a floor set in the collar and below a ceiling. If the price falls below the floor, the counter-party to the collar pays the difference to us and if the price is above the ceiling, we pay the counter-party the difference.

Compliance with environmental and other government regulations could be costly and could negatively impact production.

      Our operations are subject to numerous laws and regulations governing the operation and maintenance of our facilities and the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may:

•	require that we acquire permits before commencing drilling;

•	restrict the substances that can be released into the environment in connection with drilling and production activities;

•	limit or prohibit drilling activities on protected areas such as wetlands or wilderness areas; and

•	require remedial measures to mitigate pollution from former operations, such as dismantling abandoned production facilities.

      Under these laws and regulations, we could be liable for personal injury and clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We maintain limited insurance coverage for sudden and accidental environmental damages. We do not believe that insurance coverage for environmental damages that occur over time is available at a reasonable cost. Also, we do not believe that insurance coverage for the full potential liability that could be caused by sudden and accidental environmental damages is available at a reasonable cost. Accordingly, we may be subject to liability or we may be required to cease production from properties in the event of environmental damages.

Factors beyond our control affect our ability to market production and our financial results.

      The ability to market oil and gas from our wells depends upon numerous factors beyond our control. These factors include:

•	the extent of domestic production and imports of oil and gas;

•	the proximity of the gas production to gas pipelines;

•	the availability of pipeline capacity;

•	the demand for oil and gas by utilities and other end users;

•	the availability of alternative fuel sources;

•	the effects of inclement weather;

•	state and federal regulation of oil and gas marketing; and

•	federal regulation of gas sold or transported in interstate commerce.

      Because of these factors, we may be unable to market all of the oil or gas we produce. In addition, we may be unable to obtain favorable prices for the oil and gas we produce.

If oil and gas prices decrease, we may be required to take write downs of the carrying value of our oil and gas properties.

      We may be required to write down the carrying value of our oil and gas properties when oil and gas prices are low or if we have substantial downward adjustments to our estimated net proved reserves, increases in our estimates of development costs or deterioration in our exploration results. Under the full cost method we use to account for our oil and gas properties, the net capitalized costs of our oil and gas properties may not exceed the present value, discounted at 10%, of future net cash flows from estimated net proved reserves, using period end oil and gas prices or prices as of the date of our auditor’s report, plus the lower of cost or fair market value of our unproved properties. If net capitalized costs of our oil and gas properties exceed this limit, we must charge the amount of the excess to earnings. This type of charge will not affect our cash flows, but will reduce the book value of our stockholders’ equity. We review the carrying value of our properties quarterly, based on prices in effect as of the end of each quarter or at the time of reporting our results. Once incurred, a write-down of oil and gas properties is not reversible at a later date, even if prices increase.

Risk Factors Related to the Exchange Notes

Our significant debt levels and our debt covenants may limit our future flexibility in obtaining additional financing and in pursuing business opportunities.

      As of March 31, 2004, we had approximately $238 million in long-term debt. The level of our indebtedness will have important effects on our future operations, including:

•	a portion of our cash flow will be used to pay interest and principal on our debt and will not be available for other purposes;

•	our senior bank credit facility contains financial tests which we must satisfy in order to continue to borrow funds under the facility, and a failure to meet these tests also may be a default under our senior bank credit facility;

•	covenants in the exchange notes and in our existing senior subordinated notes require us to meet financial tests in order to borrow additional money, which may have the effect of limiting our flexibility in reacting to changes in our business and our ability to fund future operations and acquisitions;

•	our ability to refinance existing debt or to obtain additional financing for capital expenditures and other purposes may be limited;

•	we may be more leveraged than our competitors, which may place us at a competitive disadvantage; and

•	we may be unable to adjust rapidly to changing market conditions.

      These consequences could make us more vulnerable than a less leveraged competitor in the event of a downturn in our business or general economic conditions.

We may not be able to generate sufficient cash flow to service our existing indebtedness.

      At March 31, 2004, we had long-term indebtedness of approximately $238 million and cash and cash equivalents of $3 million. We may incur additional indebtedness after the exchange offer as we execute our business strategy.

      Our ability to make scheduled payments or to refinance our indebtedness, including $33 million of our 11% senior subordinated notes due 2005 and our senior bank credit facility, depends on our future performance and successful implementation of our strategy, both of which are subject not only to our actions but also to general economic, financial, competitive, legislative and regulatory conditions, the prevailing market prices for oil and gas and other factors beyond our control.

The exchange notes will be effectively subordinated to our secured debt.

      The exchange notes will not be secured by any of our or the guarantors’ assets, and as such will be effectively subordinated to any secured debt that we or the guarantors may have now or may incur in the future to the extent of the value of the assets securing that debt.

The guarantees may not be enforceable because of fraudulent conveyance laws.

      The incurrence of the guarantees by the guarantors may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors’ unpaid creditors. Under these laws, if a court were to find that, at the time such guarantor incurred a guarantee of the exchange notes, such guarantor incurred the guarantee of the exchange notes with the intent of hindering, delaying or defrauding current or future creditors, or received less than reasonably equivalent value or fair consideration for incurring the guarantee of the exchange notes and such guarantor:

•	was insolvent or was rendered insolvent;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured,

then such court could void the guarantee of such guarantor or subordinate the amounts owing under such guarantee to such guarantor’s presently existing or future debt or take other actions detrimental to you. It may be asserted that the guarantors incurred their guarantees for our benefit and they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

      The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

•	the sum of its debts, including contingent liabilities, is greater that its assets, at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

      If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be a creditor of us or any guarantor whose obligation was not set aside or found to be unenforceable.

We may not be able to repurchase exchange notes upon a change in control.

      If a change in control occurs, you will have the right to require us to repurchase all or any part of your exchange notes as described under “Description of the Exchange Notes — Change in Control.” Our senior bank credit facility prohibits the repurchase of the exchange notes. In order to repurchase the exchange notes, we would be required to repay our debt under our senior bank credit facility or obtain consents from our bank lenders. If we cannot repay the senior bank credit facility or obtain the consents, we would not be able to repurchase the exchange notes. Also, we may not have sufficient funds available or be able to obtain the financing necessary to repurchase the exchange notes.

      If a change in control occurs and we do not offer to repurchase the exchange notes or if we do not repurchase the exchange notes when we are required to, an event of default will occur under the indenture governing the exchange notes, which would also be a default under our senior bank credit facility and other senior subordinated notes. Each of these defaults could have a material adverse effect on us and you.

You may suffer adverse consequences if you do not exchange existing notes.

      The existing notes that are not exchanged for exchange notes have not been registered with the SEC or in any state. Unless the existing notes are registered, they may only be offered and sold pursuant to an exemption from, or in a transaction that is not subject to, the registration requirements of the Securities Act. Depending upon the percentage of existing notes exchanged for exchange notes, the liquidity of the existing notes may be adversely affected.

There may not be a liquid market for resale of the exchange notes.

      The exchange notes are new securities for which there currently is no market. We are not currently aware of any person that intends to make a market in the exchange notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The exchange notes sold to QIBs are expected to be eligible for trading by qualified institutional buyers in the PORTAL market. We do not intend to apply for listing of the exchange notes on any securities exchange or for quotation through the Nasdaq National Market.

      Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the exchange notes will be subject to disruptions. Any such disruptions may have a negative effect on you, as a holder of the exchange notes, regardless of our prospects and financial performance.

USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange existing notes in like principal amount. The existing notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Issuance of the exchange notes will not result in a change in our amount of outstanding debt.

CAPITALIZATION

      The following table sets forth our unaudited historical capitalization as of March 31, 2004. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the period ended March 31, 2004, which are incorporated by reference in this prospectus.

As of
March 31, 2004

(In thousands)
Cash and cash equivalents	$3,391

Long-term debt:
Senior bank credit facility (matures June 30, 2004)	17,000
9.75% senior notes due 2010, net of discount(1)	185,051
11% senior subordinated notes due 2005	33,000
Capital lease	2,816

Total long-term debt	237,867
Stockholders’ equity:
Preferred stock, par value $0.01, 2,500,000 shares authorized; 600,861 shares of Convertible Exchangeable Preferred Stock, Series A, issued and outstanding with a liquidation preference of $15,021,525	6
Common stock, par value $0.01, 30,000,000 shares authorized; 13,970,560 shares issued and outstanding;	140
Capital in excess of par value	169,123
Unearned compensation restricted stock	(215)
Accumulated other comprehensive loss	(3,320)
Retained earnings (deficit)	(33,745)

Total stockholders’ equity	131,989

Total capitalization	$369,856

(1)	The aggregate principal amount of 9.75% Senior Notes outstanding is $200 million.

SELECTED CONSOLIDATED FINANCIAL DATA

      The following table sets forth our selected financial data for each of the five years in the period ended December 31, 2003. The financial information for each of the five years in the period ended December 31, 2003 has been derived from our audited consolidated financial statements which are incorporated by reference herein, and should be read in conjunction with our consolidated financial statements and the notes thereto, which have been audited by Ernst & Young LLP for the years ended December 31, 2003 and 2002 and Arthur Andersen, LLP for the years ended December 31, 2001, 2000 and 1999. The summary financial data for the three-month periods ended March 31, 2004 and 2003 has been derived from our unaudited condensed consolidated financial data for these periods.

	Three Months Ended
	March 31,		Years Ended December 31,

	2004	2003	2003	2002	2001	2000	1999

	(Dollars in thousands, except per share)
Statement of Operations Data:
Operating revenues:
Oil and gas sales	$31,919	$21,268	$73,697	$61,171	$60,010	$56,310	$37,140
Operating expenses:
Lease operating expenses	5,168	2,832	11,301	11,030	11,252	9,339	7,536
Depreciation, depletion and amortization	11,835	7,402	28,253	27,096	21,081	17,153	16,727
General and administrative	3,793	1,235	4,713	4,705	4,635	4,155	4,575
Accretion Expense	816	715	2,884	—	—	—	—
Loss on mark-to-market commodity
derivative contracts	76	138	535	708	—	—	—

Total operating expenses	21,688	12,322	47,686	43,539	36,968	30,647	28,838

Income from operations	10,231	8,946	26,011	17,632	23,042	25,663	8,302

Other (income) expenses:
Interest expense	5,891	7,181	30,614	26,140	12,805	8,420	6,175
Other income	(86)	(83)	(444)	(1,004)	(1,742)	(1,767)	(1,853)
Loss on early extinguishment of debt	2,472	—	5,573	—	—	—	—
Gain on sale of pipeline	—	—	—	(2,454)	—	—	—
Gain on sale of Enron derivatives	—	—	—	(2,479)	—	—	—
Write-down of Enron derivatives	—	—	—	—	9,186	—	—

Total other (income) expenses	8,277	7,098	35,743	20,203	20,249	6,653	4,322

Net income (loss) before income taxes	1,954	1,848	(9,732)	(2,571)	2,793	19,010	3,980
Income tax expense (benefit)	—	647	8,432	(900)	977	6,463	1,353

Net income (loss) before Medusa Spar LLC and cumulative effect of change in accounting principle	1,954	1,201	(18,164)	(1,671)	1,816	12,547	2,627
Loss on Medusa Spar LLC, net of tax	148	—	(8)	—	—	—	—

Net income (loss) before cumulative effect of change in accounting principle	2,102	1,201	(18,172)	(1,671)	1,816	12,547	2,627
Cumulative effect of change in accounting principle, net of tax	—	181	181	—	—	—	—

Net income (loss)	2,102	1,382	(17,991)	(1,671)	1,816	12,547	2,627
Preferred stock dividends	319	319	1,277	1,277	1,277	2,403	2,497

Net income (loss) available to common stock	$1,783	$1,063	$(19,268)	$(2,948)	$539	$10,144	$130

	Three Months Ended
	March 31,				Years Ended December 31,

	2004		2003		2003	2002	2001	2000		1999

	(Dollars in thousands, except per share)
Net income (loss) per share:
Basic:
Net income (loss) available to common stock before cumulative effect of change in accounting principle	$0.13		$0.07		$(1.42)	$(.22)	$.04	$.82		$.01
Cumulative effect of change in accounting principle, net of tax	—		0.01		.01	—	—	—		—

Net income (loss) available to common stock	$0.13		$0.08		$(1.41)	$(.22)	$.04	$.82		$.01

Diluted:
Net income (loss) available to common stock before cumulative effect of change in accounting principle	$0.12		$0.07		$(1.42)	$(.22)	$.04	$.80		$.01
Cumulative effect of change in accounting principle, net of tax	—		0.01		.01	—	—	—		—

Net income (loss) available to common stock	$0.12		$0.08		$(1.41)	$(.22)	$.04	$.80		$.01

Shares used in computing net income (loss):
Basic	13,819		13,599		13,662	13,387	13,273	12,420		8,976

Diluted	14,646		14,192		13,662	13,387	13,366	12,745		9,075

Balance Sheet Data (end of period):
Oil and gas properties, net	$395,712		$404,205		$390,163	$377,661	$343,158	$258,613		$194,365
Total assets	$436,492		$443,733		$496,032	$410,613	$372,095	$301,569		$259,877
Long term debt, less current portion	$219,554		$249,049		$214,885	$248,269	$161,733	$134,000		$100,250
Stockholders’ equity	$131,989		$141,970		$133,261	$140,960	$147,224	$136,328		$124,380
Other Financial Data:
Ratio of Earnings to Fixed charges(1)	1.1	x	1.1	x	—	—	—	2.1	x	1.0	x
Capital expenditures for unevaluated and evaluated oil and gas properties	$17,384		$26,472		$33,248	$61,418	$105,295	$81,079		$68,865
Cash provided by operating activities	17,903		10,972		34,629	12,167	35,231	28,745		23,020

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of consolidated earnings or loss from continuing operations before income tax, excluding undistributed equity earnings of affiliated companies plus fixed charges, excluding capitalized interest. Fixed charges consist of:

•	interest expense on indebtedness and capitalized interest;

•	amortization of debt issuance costs, discounts and premiums; and

•	that portion of capital lease expense which is deemed to be representative of an interest factor.

Earnings did not cover fixed charges by $14.5 million, $8.2 million, and $2.5 million for the years ended December 31, 2003, 2002 and 2001, respectively.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

      We borrowed $200,000,000 pursuant to a senior unsecured credit agreement dated December 8, 2003, and amended and restated as of December 23, 2003. On March 15, 2004, we issued $200,000,000 of our 9.75% Senior Notes due 2010, Series A, in full payment of the $200,000,000 principal amount of loans outstanding under the senior unsecured credit agreement. The existing notes were issued to accredited investors in reliance upon the exemption from registration provided by Rule 506 of Regulation D under the Securities Act and outside the United States in compliance with Regulation S of the Securities Act. In connection with the issuance of the existing notes, we entered into an exchange and registration agreement in which we agreed to:

•	file with the SEC a registration statement related to the exchange notes;

•	use our reasonable best efforts to cause the registration statement to become effective under the Securities Act; and

•	offer to the holders of the existing notes the opportunity to exchange their existing notes for a like principal amount of exchange notes upon the effectiveness of the registration statement.

      A copy of the exchange and registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

      Based on existing interpretations of the Securities Act by the staff of the SEC described in several no-action letters issued to unrelated third parties, and subject to the following sentence, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers or our “affiliates,” without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of existing notes who is an affiliate of ours, who is not acquiring the exchange notes in the ordinary course of such holder’s business or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretations by the staff of the SEC described in the above-mentioned no-action letters;

•	will not be able to tender existing notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the existing notes unless the sale or transfer is made under an exemption from these requirements.

      We do not intend to seek our own no-action letter, and there is no assurance that the staff of the SEC would make a similar determination regarding the exchange notes as it has in these no-action letters to third parties. See “Plan of Distribution.”

      As a result of the filing and effectiveness of the registration statement of which this prospectus is a part, we will not be required to pay an increased interest rate on the existing notes. Following the closing of the exchange offer, holders of existing notes not tendered will not have any further registration rights, and the existing notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the existing notes could be adversely affected.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all existing notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding existing notes accepted in the exchange offer. Holders may tender some or all of their existing notes in denominations of $1,000 or any integral multiple of $1,000.

      If you wish to exchange your existing notes for exchange notes in the exchange offer, you will be required to represent that:

•	you are not our affiliate, as defined in Rule 405 of the Securities Act;

•	any exchange notes will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for existing notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.

You will make these representations to us by signing or agreeing to be bound by the letter of transmittal.

      Broker-dealers that are receiving exchange notes for their own account must have acquired the existing notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an “underwriter” within the meaning of the Securities Act. We will be required to allow broker-dealers to use this prospectus following the exchange offer in connection with the resale of exchange notes received in exchange for existing notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of exchange notes for a period of 90 days after the consummation of the exchange offer. See “Plan of Distribution.”

      The exchange notes will evidence the same debt as the existing notes and will be issued under and entitled to the benefits of the same indenture. The form and terms of the exchange notes are identical in all material respects to the form and terms of the existing notes except that:

•	the exchange notes will be issued in a transaction registered under the Securities Act;

•	the exchange notes will not be subject to transfer restrictions and holders of exchange notes will have no registration rights; and

•	provisions providing for an increase in the stated interest rate on the existing notes if the existing notes are not exchanged for registered exchange notes will be eliminated.

      As of the date of this prospectus, $200,000,000 aggregate principal amount of the existing notes was outstanding. In connection with the issuance of the existing notes, we arranged for the existing notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

      This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business on [                    ], 2004. We intend to conduct the exchange offer as required by the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable.

      Rule 14e-1 describes unlawful tender practices under the Exchange Act. This section requires us, among other things:

•	to hold our exchange offer open for twenty business days;

•	to give ten days notice of any change in the terms of this offer; and

•	to issue a press release in the event of an extension of the exchange offer.

      The exchange offer is not conditioned upon any minimum aggregate principal amount of existing notes being tendered, and holders of the existing notes do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware or under the indenture in connection with the exchange offer. No governmental approvals or consents must be received to consummate the exchange offer. We shall be considered to have accepted existing notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See “— Exchange Agent.” The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.

      If any tendered existing notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, the unaccepted existing notes will be credited to the holder’s account at DTC according to the procedures described below or, in the case of existing notes tendered by delivery of certificates, certificates for these unaccepted existing notes will be returned, at our cost, to the tendering holder of the existing notes, as promptly as practicable after the expiration date.

      Holders who tender existing notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as described in the following sentence, transfer taxes related to the exchange of existing notes in the exchange offer. If you instruct us to register exchange notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for the payment of any applicable transfer tax. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See “— Solicitation of Tenders; Fees and Expenses.”

      Neither we nor our board of directors makes any recommendation to holders of existing notes as to whether to tender or refrain from tendering all or any portion of their existing notes to the exchange offer. Moreover, no one has been authorized to make any recommendation. Holders of existing notes must make their own decision whether to tender in the exchange offer and, if so, the amount of existing notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Expiration Date; Extensions; Amendments

      The term “expiration date” shall mean 5:00 p.m., New York City time, on [                    ], 2004 unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” shall mean the latest date to which the exchange offer is extended.

      We expressly reserve the right, in our sole discretion:

•	to delay acceptance of any existing notes or to terminate the exchange offer and to refuse to accept existing notes not previously accepted, if any of the conditions described under “— Conditions” shall have occurred and shall not have been waived by us;

•	to extend the expiration date of the exchange offer;

•	to amend the terms of the exchange offer in any manner;

•	to purchase or make offers for any existing notes that remain outstanding subsequent to the expiration date;

•	to the extent permitted by applicable law, to purchase existing notes in the open market, in privately negotiated transactions or otherwise.

The terms of the purchases or offers described in the fourth and fifth clauses above may differ from the terms of the exchange offer.

      Any delay in acceptance, termination, extension, or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment.

      Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely press release to a financial news service.

      You are advised that we may extend the exchange offer because some of the holders of the existing notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer.

Interest on the Exchange Notes

      The exchange notes will bear interest from March 15, 2004, the date of issuance of the existing notes that are being tendered in exchange for the exchange notes, or, if later, the most recent date on which interest was paid or provided for on the existing notes surrendered for the exchange notes, at a rate of 9.75% per year. Accordingly, holders of existing notes that are accepted for exchange will not receive interest that is accrued but unpaid on the existing notes at the time of tender. Interest on the exchange notes will be payable quarterly on each March 31st, June 30th, September 30th and December 31st, commencing on June 30, 2004.

Procedures for Tendering

      Only a holder may tender its existing notes in the exchange offer. Any beneficial owner whose existing notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his behalf. If the beneficial owner wishes to tender on his own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering his existing notes, either make appropriate arrangements to register ownership of the existing notes in the owner’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time and may not be completed prior to the expiration time.

      The tender by a holder will constitute an agreement between the holder, us and the exchange agent according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

      A holder who desires to tender existing notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose existing notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

      The method of delivery of existing notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Delivery of such documents will be deemed made only when actually received by the exchange agent or deemed received under the ATOP procedures described below. In all cases, sufficient time should be allowed to assure delivery to the exchange agent prior to the expiration date. No letter of transmittal or existing notes should be sent to us. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for holders in each case as described in this prospectus and in the letter of transmittal.

Existing Notes Held in Book-Entry Form

      We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the existing notes at DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of existing notes by causing DTC to transfer the existing notes into the exchange agent’s account for the existing notes using DTC’s procedures for transfer.

      The exchange agent and DTC have confirmed that the exchange offer is eligible for DTC’s Automated Tender Offer Program (ATOP). Accordingly, DTC participants may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer existing notes held in book-entry form to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent’s message to the exchange agent.

      The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering existing notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender existing notes you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

      If you desire to tender existing notes held in book-entry form with DTC, the exchange agent must receive, prior to 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of the existing notes into the exchange agent’s account at DTC, which is referred to in this prospectus as a “book-entry confirmation,” and an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program. In lieu of transmitting an agent’s message pursuant to DTC’s ATOP procedures, you may deliver to the exchange agent, prior to 5:00 p.m. New York City time on the expiration date, at the address set forth in the prospectus, a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal.

Existing Notes Held in Certificated Form

      For a holder to validly tender existing notes held in physical form, the exchange agent must receive, prior to 5:00 p.m. New York city time on the expiration date, at its address set forth in this prospectus:

•	a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

•	certificates for tendered existing notes.

Signatures

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the existing notes tendered with the letter of transmittal are tendered:

•	by a registered holder who has not requested that Exchange Notes or certificates representing Existing Notes not being tendered be issued to a person other than the registered holder, sent to an address other than that of a registered holder or credited to different account maintained at DTC; or

•	for the account of an institution eligible to guarantee signatures.

      If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the existing notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the existing notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder(s) who appears on the existing notes or the DTC participant who is listed as the owner. If the letter of transmittal or any existing notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

      If you tender your notes through ATOP, signatures and signature guarantees are not required.

Determinations of Validity

      All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered existing notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all existing notes not properly tendered or any existing notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular existing notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of existing notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of existing notes nor shall any of them incur liability for failure to give notification. Tenders of existing notes will not be considered to have been made until the irregularities have been cured or waived. Any existing notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

      Holders who wish to tender their existing notes and:

•	whose existing notes are not immediately available;

•	who cannot complete the procedure for book-entry transfer on a timely basis;

•	who cannot deliver their existing notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

•	who cannot complete a tender of existing notes held in book-entry form using DTC’s ATOP procedures on a timely basis;

may effect a tender if they tender through an eligible institution described under “— Procedures for Tendering — Signatures,” or if they tender using ATOP’s guaranteed delivery procedures.

      A tender of existing notes made by or through an eligible institution will be accepted if:

•	prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that:

(1)	sets forth the name and address of the holder, the certificate number or numbers of the holder’s existing notes and the principal amount of the existing notes tendered,

(2)	states that the tender is being made, and

(3)	guarantees that, within five business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the existing notes to be tendered in proper form for transfer, or a confirmation of book-entry transfer into the exchange agent’s account at DTC of existing notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered existing notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

      A tender made through DTC’s Automated Tender Offer Program will be accepted if:

•	prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent’s message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the existing notes that they have received and agree to be bound by the notice of guaranteed delivery; and

•	the exchange agent receives, within five business days after the expiration date, either:

(1)	a book-entry conformation, including an agent’s message, transmitted via DTC’s ATOP procedures; or

(2)	a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered existing notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

      Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their existing notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

      Except as otherwise provided in this prospectus, tenders of existing notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of existing notes in the exchange offer:

•	a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below prior to 5:00 p.m., New York City time, on the expiration date; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program.

      Any notice of withdrawal must:

•	specify the name of the person having deposited the existing notes to be withdrawn;

•	identify the existing notes to be withdrawn, including the certificate number or numbers and principal amount of the existing notes or, in the case of existing notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

•	be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the existing notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the existing notes to register the transfer of the existing notes into the name of the person withdrawing the tender; and

•	specify the name in which any of these existing notes are to be registered, if different from that of the person who deposited the existing notes to be withdrawn.

      All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any existing notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no exchange notes will be issued in exchange for those existing notes unless the existing notes so withdrawn are validly retendered. Any existing notes that have been tendered but are not accepted for exchange will be returned to the holder of the existing notes without cost to the holder or, in the case of existing notes tendered by book-entry transfer into the holder’s account at DTC according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn existing notes may be retendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the Expiration Date.

Conditions

      The exchange offer is subject only to the following conditions:

•	the compliance of the exchange offer with securities laws;

•	the tender of the existing notes;

•	the representation by the holders of the existing notes that they are not our affiliate, that the exchange notes they will receive are being acquired by them in the ordinary course of their business and that at the time the exchange offer is completed the holder had no plan to participate in the distribution of the exchange notes; and

•	no judicial or administrative proceeding is pending or shall have been threatened that would limit us from proceeding with the exchange offer.

Exchange Agent

      American Stock Transfer & Trust Company, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for the notice of guaranteed delivery should be directed to the exchange agent. You should send certificates for existing notes, letters of transmittal and any other required documents to the exchange agent addressed to:

American Stock Transfer & Trust Company

59 Maiden Lane
Plaza Level
New York, New York 10038

Facsimile Transmission: (718) 234-5001

Confirm by Telephone: (718) 921-8200

      Delivery of the letter of transmittal to an address other than as listed above or transmission of instructions via facsimile other than as described above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders; Fees and Expenses

      We will bear the expenses of requesting that holders of existing notes tender those notes for exchange notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the existing notes and in handling or forwarding tenders for exchange.

      We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee, SEC registration fees, and accounting and legal fees, printing costs, transfer taxes and related fees and expenses.

      You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

      The exchange notes will be recorded at the same carrying value as the existing notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Federal Income Tax Consequences

      The following discussion generally summarizes the principal U.S. federal income tax consequences of the exchange of existing notes for exchange notes. This discussion is based upon the U.S. federal income tax laws in effect and available on the date of this prospectus, including the Internal Revenue Code of 1986, as amended, the related Treasury Regulations and judicial and administrative interpretations of the Internal Revenue Code and Treasury Regulations. All of these laws are subject to change, possibly retroactively, or different interpretation. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this prospectus. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences of the exchange offer. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to you in light of your specific circumstances, or if you are subject to special treatment under the Internal Revenue Code. This discussion also does not address the effect of any applicable U.S. federal estate and gift tax laws or state, local or foreign tax laws.

      The exchange of existing notes for exchange notes pursuant to the exchange offer should not be a taxable event for U.S. federal income tax purposes. You should not recognize gain or loss upon the receipt of exchange notes. If you are not exempt from U.S. federal income tax you should be subject to such tax on the same amount, in the same manner and at the same time as you would have been as a result of holding the existing notes. If you are a cash-basis holder who is exchanging existing notes for exchange notes, you should not recognize in income any accrued and unpaid interest on the existing notes by reason of the exchange. The basis and holding period of the exchange notes will be the same as the basis and holding period of the corresponding existing notes.

      This description is included in this prospectus for general information only. Accordingly, you should consult with your own tax advisor concerning the U.S. federal income tax consequences of the exchange offer with respect to your particular situation, including the application and effect of state, local and foreign income and other tax laws.

Participation in the Exchange Offer; Untendered Notes

      Participation in the exchange offer is voluntary. Holders of the existing notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

      As a result of the making of, and upon acceptance for exchange of all existing notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the terms of the exchange and registration rights agreement. Holders of the existing notes who do not tender in the exchange offer will continue to hold their existing notes and will be entitled to all the rights, and subject to the limitations, applicable to the existing notes under the indenture. Holders of existing notes will no longer be entitled to any rights under the exchange and registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See “Description of the Exchange Notes.” All untendered existing notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that existing notes are tendered and accepted in the exchange offer, the trading market for untendered existing notes could be adversely affected. This is because there will probably be many fewer remaining existing notes outstanding following the exchange, significantly reducing the liquidity of the untendered notes.

      We may in the future seek to acquire untendered existing notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of existing notes following the applicable requirements of the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any existing notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any existing notes that are not tendered in the exchange offer.

DESCRIPTION OF THE EXCHANGE NOTES

      We will issue the exchange notes under an Indenture dated March 15, 2004 (the “Indenture”) among us, the Subsidiary Guarantors and American Stock Transfer & Trust Company, as trustee (the “Trustee”). The terms of the exchange notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture is limited in aggregate principal amount to $200.0 million. We will issue a maximum principal amount of $200,000,000 of exchange notes in exchange for the existing notes in the exchange offer.

      This Description of Notes is intended to be a useful overview of the material provisions of the exchange notes and the Indenture. Since this description is only a summary, you should refer to the Indenture for a complete description of our obligations and your rights.

      You will find the definitions of capitalized terms used in this description under the heading “Certain Definitions.”

      For purposes of this description, references to “the Company,” “we,” “our,” and “us” refer only to Callon Petroleum Company and not to its subsidiaries. The exchange notes and the existing notes will be treated as a single class for all purposes of the indenture. References in this section to the “Securities” includes both the exchange notes and the existing notes.

General

      The Exchange Notes. The Securities:

•	are general unsecured, senior subordinated obligations of the Company;

•	are limited to an aggregate principal amount of $200.0 million;

•	mature on December 8, 2010;

•	will be issued in denominations of $1,000 and integral multiples of $1,000;

•	will be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form. See “Book-Entry, Delivery and Form”;

•	rank equally in right of payment to all existing and future Senior Indebtedness of the Company;

•	rank senior in right of payment to all existing and any future Subordinated Debt of the Company;

•	are unconditionally guaranteed on a senior unsecured basis by Callon Petroleum Operating Company, Callon Offshore Production, Inc., and Mississippi Marketing, Inc., representing each Restricted Subsidiary of the Company. See “Subsidiary Guarantees”; and

•	are expected to be eligible for trading in the PORTAL market.

      Interest. Interest on the Securities will compound semi-annually and:

•	accrue at the rate of 9.75% per annum;

•	accrue from the date of issuance or the most recent interest payment date;

•	be payable in cash quarterly in arrears on March 31, June 30, September 30 and December 31, commencing on June 30, 2004;

•	be payable to the Holders of record on the March 15th, June 15th, September 15th, or December 15th immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the Notes; Paying Agent and Registrar

      Payments of principal on, premium if any, and interest on Securities represented by a Global Security will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of a least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment, or such other date as the Trustee may accept in its discretion.

      The Company will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment (“Paying Agent”), where, if applicable, the Securities may be surrendered for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served. The principal corporate trust office of the Trustee, or if the Trustee’s principal corporate trust office is not located in The City of New York, any other office or agency maintained by the Trustee in The City of New York (the “Corporate Trust Office”), shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.

Transfer and Exchange

      A Holder of Securities may transfer or exchange notes at the office of the Registrar in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Securities, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

      The registered Holder of a Security will be treated as the owner of it for all purposes.

Optional Redemption

      The Securities will not be redeemable at the option of the Company prior to December 8, 2007. On and after such date, the Securities will be redeemable, at the Company’s option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each Holder’s registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

      If redeemed during the 12 month period commencing on December 8 of the years set forth below:

Redemption
Period	Price

2007	105.0%
2008	103.0%
2009	101.0%

      In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Ranking

      The Securities will be general unsecured obligations of the Company that rank senior in right of payments to all existing and future Debt that is expressly subordinated in right of payment to the Securities. The Securities will rank equally in right of payment with all existing and future liabilities of the Company that are not so subordinated. The Securities will effectively rank junior to any secured Debt of the Company or its Subsidiary Guarantors, to the extent of the assets securing such Debt. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company, the assets of the Company that secure secured Debt will be available to pay obligations on the Securities only after all Debt under such secured Debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the Securities then outstanding. The Subsidiary Guarantees of the Securities will have a similar ranking with respect to secured and unsecured senior Debt of the Subsidiary Guarantors as the Securities do with respect to secured and unsecured senior Debt of the Company as well as with respect to any unsecured obligations expressly subordinated in right of payment to the Subsidiary Guarantees.

Subsidiary Guarantees

      The Subsidiary Guarantors will, jointly and severally, unconditionally guarantee, on a senior unsecured basis, the Company’s obligations under the Securities and all obligations under the Indenture. Each Subsidiary Guarantee will rank equally with all other senior Debt of that Subsidiary Guarantor. Unsecured Debt of the Subsidiary Guarantors is not deemed to be subordinate or junior to secured Debt merely because it is unsecured.

      The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

      In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of its capital stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary of the Company, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

      (1) the sale or other disposition is in compliance with the Indenture, including the covenants “— Sales of Property” and “— Issuance and Sale of Capital Stock;” and

      (2) all the obligations of such Subsidiary Guarantor under the Senior Secured Credit Facility and related documentation and any other agreements relating to any other indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

      In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture and the Subsidiary Guarantee if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

Change in Control

      If a Change in Control occurs, each registered Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s

Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      Within 30 days following any Change in Control, the Company will mail a notice (the “Change in Control Offer”) to each registered Holder with a copy to the Trustee stating:

      (1) that a Change in Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change in Control Payment”);

      (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change in Control Payment Date”); and

      (3) the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Securities repurchased.

      On the Change in Control Payment Date, the Company will, to the extent lawful:

      (1) accept for payment all Securities or portions of Securities (in integral multiples of $1,000) properly tendered under the Change in Control Offer;

      (2) deposit with the Paying Agent an amount equal to the Change in Control Payment in respect of all Securities or portions of Securities so tendered; and

      (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

      The paying agent will promptly mail to each Holder of Securities so tendered the Change in Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple of $1,000.

      If the Change in Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change in Control Offer.

      The Change in Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change in Control, the Indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the Securities in the event of a takeover, recapitalization or similar transaction.

      The Company will not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change in Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change in Control Offer.

      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

      The Company’s ability to repurchase Securities pursuant to a Change in Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change in Control would constitute a default under the Senior Secured Credit Facility. In addition, certain events that may constitute a Change in Control under the Senior Secured Credit Facility and cause a default thereunder may not constitute a Change in Control under the Indenture. Future Debt of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change in Control or require such Debt to be repurchased upon a Change in Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Securities could cause a default under such Debt, even if the Change in Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the Holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

      Even if sufficient funds were otherwise available, the terms of the Senior Secured Credit Facility (and other Debt may) prohibits the Company’s prepayment of Securities before their scheduled maturity. Consequently, if the Company is not able to prepay the Debt under the Senior Secured Credit Facility and any such other Debt containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if Holders of Securities exercise their repurchase rights following a Change in Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under the Senior Secured Credit Facility.

      The Change in Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions.

Certain Covenants

Debt Incurrence

      The Company will not, and will not permit any Restricted Subsidiary to, incur, create or assume any Debt, other than Permitted Indebtedness, if:

      (1) the Interest Coverage Ratio after giving effect to the incurrence, creation or assumption of such Debt is less than 2.5 to 1.0, or

      (2) the Debt Coverage Ratio after giving effect to the incurrence, creation or assumption of such Debt is more than 4.0 to 1.0.

      In addition, the Company will not, and will not permit any Restricted Subsidiary to, incur, create or assume more than $175,000,000 in aggregate principal amount of Senior Secured Debt unless the ratio of the Company’s Adjusted Consolidated Net Tangible Assets to Senior Secured Debt is equal to, or greater than, 2.5 to 1.0.

     Limitation on Additional Debt

      The Company shall not incur any Debt other than (i) Permitted Indebtedness or (ii) Debt incurred under the Senior Secured Credit Facility. For purposes of the covenant, Debt shall only include the obligations listed in clauses (i) through (v), (vii), and (ix) through (xi) of the definition of Debt.

     Liens

      Unless the Securities are secured equally and ratably, the Company will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien securing pari passu or Subordinated Debt on any of its Properties (now owned or hereafter acquired), except:

      (1) Liens securing the payment of the Securities;

      (2) Permitted Liens;

      (c) Liens securing leases allowed under clause (d) in the definition of Permitted Indebtedness, but only on the Property under lease;

      (d) Liens existing on December 23, 2003;

      (e) Liens on cash or securities of the Company securing Debt described in clause (e) of the definition of Permitted Indebtedness; and

      (f) any Lien on any Property acquired after the date hereof existing prior to the acquisition thereof by the Company or any Restricted Subsidiary or existing on any Property of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other Property of the Company or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

Restricted Investments; Restrictive Agreements

      The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

      (1) declare or pay any dividend or make any distribution on or in respect of its capital stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a) dividends or distributions payable in capital stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such capital stock; and

(b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other Holders of common capital stock on a pro rata basis); and

(c) dividends on the Company’s $2.125 Convertible Exchangeable Preferred Stock, Series A, outstanding on December 23, 2003.

      (2) purchase, redeem, retire or otherwise acquire for value any capital stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for capital stock of the Company (other than Disqualified Stock));

      (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Debt (other than the purchase, repurchase or other acquisition of Subordinated Debt purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

      (4) make any Restricted Investment in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”);

if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a) a Default shall have occurred and be continuing (or would result therefrom); or

(b) the Company is not able to Incur an additional $1.00 of Debt pursuant to the first paragraph under the “Debt Incurrence” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the date of the Indenture would exceed the sum of:

(i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first calendar quarter commencing after December 23, 2003 to the end of the most recent calendar quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its capital stock (other than Disqualified Stock) or other capital contributions subsequent to the date of the Indenture (other than Net Cash Proceeds received from an issuance or sale of such capital stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

(iii) the amount by which Debt of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the date of the Indenture of any Debt of the Company convertible or exchangeable for capital stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and

(iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(a) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or

(b) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of Investment) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

      The provisions of the preceding paragraph will not prohibit:

      (1) any purchase or redemption of capital stock or Subordinated Debt of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, capital stock of the Company or Subordinated Debt; provided, however, that (a) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from clause (c)(ii) of the preceding paragraph;

      (2) any purchase or redemption of Subordinated Debt of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Debt of the Company that is refinanced in compliance with the Indenture; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

      (3) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Debt from Net Available Cash to the extent permitted under “— Sale of Property” below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

      (4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

      (5) so long as no Default or Event of Default has occurred and is continuing,

(a) the purchase, redemption or other acquisition, cancellation or retirement for value of capital stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire capital stock of the Company or any Restricted Subsidiary of the Company or any parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee or director stock option or stock purchase agreements or other agreements to compensate management employees or directors; provided that such redemptions or repurchases pursuant to this clause will not exceed $2.0 million in the aggregate during any calendar year and $10.0 million in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments; and

(b) loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase capital stock of the Company, in an aggregate amount not in excess of $2.0 million at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

      (6) repurchases of capital stock deemed to occur upon the exercise of stock options if such capital stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments; and

      (7) Restricted Payments in an amount not to exceed $10.0 million; provided that the amount of such Restricted Payments will be included in the calculation of the amount of Restricted Payments.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of Property or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith.

      The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

      (1) pay dividends or make any other distributions on its capital stock or pay any Debt or other obligations owed to the Company or any Restricted Subsidiary;

      (2) make any loans or advances to the Company or any Restricted Subsidiary; or

      (3) transfer any of its Property to the Company or any Restricted Subsidiary.

      The preceding provisions will not prohibit:

(a) any encumbrance or restriction pursuant to the Indenture, the Senior Secured Credit Facility, the Duke Credit Facility or an agreement in effect on the date hereof;

(b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Debt incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date;

(c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Debt incurred pursuant to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in clauses (a) or (b) of this paragraph on the date hereof or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

(d) in the case of clause (3) of this covenant, any encumbrance or restriction;

(i) that restricts in a customary manner the subletting, assignment or transfer of any Property that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(ii) contained in mortgages, pledges or other security agreements permitted under the Indenture securing Debt of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the Property subject to such mortgages, pledges or other security agreements; or

(iii) pursuant to customary provisions regarding preferential rights or rights of first refusal or restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(e) purchase money obligations for Property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of this covenant on the Property so acquired;

(f) any restriction with respect to a Restricted Subsidiary (or any of its Property) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the capital stock or Property of such Restricted Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition;

(g) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(h) any encumbrance or restriction arising out of any Permitted Lien; and

(i) customary provisions with respect to the distribution of assets or property in joint venture agreements.

Sales and Leasebacks

      Other than in connection with Permitted Equipment Financings, neither the Company nor any Restricted Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Company or any Restricted Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Company or any Restricted Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Company or any Restricted Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

     Limitation on Leases

      Other than in connection with Permitted Equipment Financings, neither the Company nor any Restricted Subsidiary will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases, but excluding leases of Hydrocarbon Interests), under leases or lease agreements for terms in excess of, or that are non-cancelable by the Company or such Subsidiary within, twelve months which would cause all payments made by the Company and its Restricted Subsidiaries pursuant to all such leases or lease agreements to exceed (i) $2,000,000 per annum during the calendar years 2004 and 2005 or (ii) $4,000,000 per annum during calendar years 2006 through 2010.

Sale or Discount of Receivables

      Neither the Company nor any Restricted Subsidiary will discount or sell (with or without recourse) any of its Securities receivable or accounts receivable other than settlement of any past due accounts in the ordinary course of business and in accordance with prudent commercial practices.

Sale of Property

      The Company shall not, and shall not permit any Restricted Subsidiary to, sell, assign, convey or otherwise transfer any Property unless (i) consideration equal to the fair market value of the Property sold is received, (ii) the sale is an arm’s length transaction; (iii) all of the consideration received consists of cash, Cash Equivalents, liquid securities or Exchanged Properties (“Permitted Consideration”); provided, however, that the Company and its Restricted Subsidiaries may receive Property that does not constitute Permitted Consideration, so long as the aggregate fair market value of all Property received pursuant to this proviso shall not exceed 10.0% of Adjusted Consolidated Net Tangible Assets, as determined by the Company’s Board of Directors.

      Within 365 days following the receipt of Net Available Cash, an amount equal to 100% of the Net Available Cash from such Asset Disposition shall be applied by the Company or such Restricted Subsidiary, as the case may be:

      (1) to apply all or any of the Net Available Cash therefrom to repay indebtedness under the Senior Secured Credit Facility, or

      (2) invest all or any part of the Net Available Cash in Property that will be used in the oil and gas business of the Company or its Restricted Subsidiaries.

      Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $5,000,000.00, the Company will be required to make an offer (“Asset Disposition Offer”) to all Holders of Securities and to the extent required by the terms of other Senior Indebtedness, to all Holders of other Senior Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of Securities and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth herein or in the agreements governing the Pari Passu Notes, as applicable. To the extent that the aggregate amount of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained herein. If the aggregate principal amount of Securities surrendered by Holders thereof and other Pari Passu Notes surrendered by Holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Company shall select the Securities and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

      The Asset Disposition Offer will remain open for a period of twenty (20) Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five (5) Business Days after the termination of the Asset

Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Securities and Pari Passu Notes required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Securities and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

      Any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such date, and no additional interest will be payable to Holders of the Securities who tender Securities pursuant to the Asset Disposition Offer.

      On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities and Pari Passu Notes or portions of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Notes so validly tendered and not properly withdrawn. The Company will deliver all certificates and Securities required, if any, by the Indenture or the agreements governing the Pari Passu Notes. The Company will promptly (but in any case not later than the Asset Disposition Purchase Date) mail or deliver to each tendering Holder of Securities or Holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Notes so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security and will deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

      For the purposes of this covenant, the following will be deemed to be cash:

      (1) the assumption by the transferee of Debt (other than Subordinated Debt or Disqualified Stock) of the Company or Debt (other than Preferred Stock) of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Debt in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Debt in accordance with the second paragraph of this covenant above); and

      (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents.

      The Company will comply, to the extent applicable, with the requirements of securities laws or regulations in connection with the repurchase of Securities pursuant to this Agreement. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of complying with such securities laws and regulations.

     Transactions with Affiliates

      Neither the Company nor any Restricted Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under the Indenture, is in the ordinary course of its business and is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided, however, that notwithstanding the provisions of this covenant, the Company may engage in the Permitted Medusa Transaction.

Issuance and Sale of Capital Stock

      The Company (a) shall not permit any Restricted Subsidiary to issue any capital stock (other than to the Company or a Wholly-Owned Subsidiary of the Company) and (b) shall not permit any Person (other than the Company or a wholly-owned Restricted Subsidiary of the Company) to own any capital stock of any Restricted Subsidiary, except, in each case, for:

      (1) directors’ qualifying shares;

      (2) capital stock of a Restricted Subsidiary organized in a foreign jurisdiction required to be issued to, or owned by, the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction;

      (3) a sale of all or substantially all the capital stock of a Restricted Subsidiary effected in connection with a Property sale in accordance with the “Sale of Property” covenant above; and

      (4) the capital stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary; provided, however, that any capital stock retained by the Company or a Restricted Subsidiary shall be treated as an Investment for purposes of the “Restricted Investments; Restrictive Agreements” covenant above, if the amount of such capital stock represents less than a majority of the voting stock of such Restricted Subsidiary.

     SEC Reports

      Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide the Trustee and the Holders of the Securities with, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the Holders of the Securities as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

Merger and Consolidation

      The Company shall not merge into or consolidate with or sell all or substantially all of its Property to any Person or group of affiliated Persons unless:

      (1) either (a) the Company survives, or (b) the survivor (“Successor Company”) is an entity organized under United States law or any state thereof or the District of Columbia and assumes, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and the Indenture;

      (2) no Default or Event of Default shall have occurred and be continuing;

      (3) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, the consolidated net worth of the Company (or the surviving entity) does not decrease;

      (4) immediately after giving effect to the transaction the Successor Company could incur $1.00 of additional Debt (excluding Permitted Indebtedness) under Section the first paragraph of the “Debt Incurrence” covenant; and

      (5) if any of the Company’s assets become subject to any Lien, the imposition of such Lien shall have been in compliance with the “Liens” covenant above.

Notwithstanding the preceding clause (4), (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits and (c) any Wholly-Owned Subsidiary can consolidate with or merge into any other Wholly-Owned Subsidiary, except Restricted Subsidiaries cannot merge with Unrestricted Subsidiaries.

      The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture.

Future Subsidiary Guarantors

      After the Issue Date, the Company will cause each Restricted Subsidiary, other than a Foreign Subsidiary, created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis.

Limitation on Lines of Business

      Neither the Company nor any Restricted Subsidiary will allow any material change to be made in the character of its business.

Events of Default

      One or more of the following events shall constitute an “Event of Default”:

      (1) the Company shall default in the payment or prepayment when due of any principal of or interest on any Security and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of thirty (30) days; or

      (2) the Company or any Restricted Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt (other than Debt owed to the Company or any Restricted Subsidiary) aggregating $10,000,000 or more ($15,000,000 in the case of non-recourse Debt), or any event specified in any Security, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the Holder or Holders of such Debt (or a trustee or administrative agent on behalf of such Holder or Holders) to cause, such Debt to become due prior to its stated maturity; or

      (3) (a) the Company shall default in the performance of any of its obligations under the provisions described under “Merger and Consolidation” above; (b) the Company shall default in the performance of any of the covenants described under “Change in Control” or “Certain Covenants” above (other than the payment of amounts due which shall be governed by clause (1) or defaults under the provisions described under “Merger and Consolidation” above which shall be governed by clause (3)(a)) and such default shall continue unremedied for a period of thirty (30) days after notice thereof specified below or (c) the Company shall default in the performance of any of its other obligations under the Indenture and such default shall continue unremedied for a period of sixty (60) days after notice thereof as provided below; or

      (4) the Company or any Restricted Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

      (5) the Company or any Restricted Subsidiary shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (b) make a general assignment for the benefit of its creditors, (c) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (d) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (e) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (f) take any corporate action for the purpose of effecting any of the foregoing; or

      (6) a proceeding or case shall be commenced, without the application or consent of the Company or any Restricted Subsidiary, in any court of competent jurisdiction, seeking (a) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person of all or any substantial part of its assets, or (c) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or (d) an order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code;

      (7) a judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing) shall be rendered by a court against the Company or any Restricted Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Company or such Subsidiary shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

      (8) any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in clauses (4), (5), (6) or (7), and such event or condition has a Material Adverse Effect.

      Notwithstanding the foregoing, a Default under clause (3) above will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (3) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

      If an Event of Default (other than an Event of Default specified in clause (5) or (6) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, on all the Securities to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration because an Event of Default set forth clause (2) above has occurred and is continuing, the declaration of acceleration shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (2) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the Holders of the relevant Debt within 20 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of such acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto. If an Event of Default described in clause (5) or (6) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

      The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may:

      (1) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences, except (a) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security or (b) a Default or Event of Default in respect of a provisions described under “Amendment and Waiver” cannot be amended without the consent of each Securityholder affected; and

      (2) rescind any such acceleration with respect to the Securities and its consequences if (a) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

      Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless:

      (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

      (2) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

      (3) such Holder or Holders offer the Trustee reasonable security or indemnity against any loss, liability or expense;

      (4) the Trustee does not comply with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

      (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

      Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability, but may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

      The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default or Event of Default within 45 days after it occurs. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, promptly after the end of each Fiscal Year, a certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. The Company also is required to deliver to the Trustee, promptly after the occurrence thereof, written notice of any Default or Event of Default, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

      Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of at least 75% in principal amount of the Securities then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder of an outstanding Security affected, no amendment may, among other things:

      (1) reduce the amount of Securities whose Holders must consent to an amendment;

      (2) reduce the stated rate of or extend the stated time for payment of interest on any Security;

      (3) reduce the principal of or extend the maturity of any Security;

      (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described above under “Optional Redemption,” “Change in Control,” or “Certain Covenants — Sale of Property,” or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

      (5) make any Security payable in money other than that stated in the Security;

      (6) impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or

      (7) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.

      Without the consent of any Holder, the Company and the Trustee may amend the Indenture to:

      (1) cure any ambiguity, omission, defect or inconsistency;

      (2) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture;

      (3) provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

      (4) add Subsidiary Guarantees with respect to the Securities or release a Subsidiary Guarantor upon its sale or disposition, or designation as an Unrestricted Subsidiary; provided, however, that the designation, or sale or disposition is in accord with the applicable provisions of the Indenture;

      (5) secure the Securities;

      (6) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

      (7) make any change that does not adversely affect the rights of any Holder; or

      (8) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

      The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Defeasance

      The Company at any time may terminate all its obligations under the Securities and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Securities, to replace mutilated, destroyed, lost or stolen Securities and to maintain a registrar and paying agent in respect of the Securities. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

      The Company at any time may terminate its obligations described under “Merger and Consolidation,” the covenants described under “Certain Covenants”, and the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions and the judgment default provisions with respect to Subsidiaries described under “Events of Default”above (“covenant defeasance”).

      The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect to the Securities. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in clause (2), (3), or (8), or (with respect only to Subsidiaries), (4), (5) or (6) under “Events of Default” above.

      In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Concerning the Trustee

      American Stock Transfer & Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Securities.

Governing Law

      The Indenture provides that it and the Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

      The existing notes were, and any exchange notes issued in exchange for existing notes tendered pursuant to The Depository Trust Company’s Automated Tender Offer Program will be, issued in the form of one or more fully registered global certificates. Each global certificate will be deposited with the trustee who will hold the global certificate for The Depository Trust Company (“DTC”). Each global certificate will be registered in the name of DTC or its nominee.

      Except as set forth below, a global certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

      The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and lenders under the credit agreement acquiring notes issued in repayment of their loans are urged to contact the relevant system or its participants directly to discuss these matters.

      DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

      DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, including banks and trust companies; clearing corporations and some other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant in DTC, either directly or indirectly. Holders of existing notes that are exchanging existing notes for exchange notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

      We expect that pursuant to procedures established by DTC:

•	upon our issuance of the exchange notes, DTC will credit the accounts of participants designated by the exchange agent with the principal amount of the exchange notes exchanged for existing notes, and

•	ownership of beneficial interests in any global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.

      The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the exchange notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in exchanges notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.

      So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or Holder of the exchange notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated notes; and

•	will not be considered the owners or Holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

      Accordingly, each Holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the Holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the Holder owns its interest, to exercise any rights of a Holder of notes under the indenture or the global note. We understand that under existing industry practice, if we request any action of Holders of notes, or a Holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the Holder of the global note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize Holders owning through participants to take the action or would otherwise act upon the instruction of such Holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes held by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

      As long as the exchange notes are represented by a global note, DTC’s nominee will be the holder of the exchange notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the exchange notes. See “— Repurchase at the Option of Holders — Change of Control” and “— Asset Sales.” Notice by participants or indirect participants or by owners of beneficial interests in a global certificate held through such participants or indirect participants of the exercise of the option to elect repayment of beneficial interests in exchange notes represented by a global note must be transmitted to DTC in accordance with its procedures on a form required by DTC and provided to participants. In order to ensure that DTC’s nominee will timely exercise a right to repayment with respect to a particular exchange note, the beneficial owner of such exchange note must instruct the broker or other participant or indirect participant through which it holds an interest in such exchange note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant or indirect participant through which it holds an interest in a exchange note in order to ascertain the cutoff time by which such an instruction must be given in order for timely notice to be delivered to DTC.

      We will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

      Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered Holder of the global note representing those notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal, premium, if any, liquidated damages, if any, and interest. Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

Certificated Notes

      If:

•	DTC notifies us that it is at any time unwilling or unable to continue as a depositary or DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of such notice or cessation;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture; or

•	upon the occurrence of some other events as provided in the indenture,

then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon the issuance of certificated notes, the trustee is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered thereto.

      Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

Certain Definitions

      “2003 Credit Facility” shall mean the Amended and Restated Senior Unsecured Credit Agreement, dated December 23, 2003, among the Company as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders signatory thereto.

      “Adjusted Consolidated Net Tangible Assets” shall mean (without duplication), as of the date of determination, the remainder of:

      (a) the sum of:

(1) discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines but (x) using average prices received by the Company and its Restricted Subsidiaries during the preceding year (or for purposes of clause (2) under of the “Debt Incurrence” covenant described above, the NYMEX Strip Price on the date of such calculation) and (y) before any state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, and any other Oil and Gas Property in which the Company or any Restricted Subsidiary maintains an interest in oil and gas reserves, as increased by, as of the date of determination, the estimated discounted future net revenues from

(A) estimated proved oil and gas reserves of the Company, its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ share of Oil and Gas Properties acquired since such year end (including for purposes of any calculation made pursuant to clause (2) under of the “Debt Incurrence” covenant described above, any Oil and Gas Properties to be acquired in connection with such incurrence of Debt), which reserves were not reflected in such year end reserve report, and

(B) estimated oil and gas reserves of the Company, its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ share of Oil and Gas Properties attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development, exploitation or production activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from:

(C) estimated proved oil and gas reserves of the Company, its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ share of Oil and Gas Properties produced or disposed of since such year end, and

(D) estimated oil and gas reserves of the Company, its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ share of Oil and Gas Properties attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), in each case as estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(2) the capitalized costs that are attributable to Oil and Gas Properties of the Company, its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ share of Oil and Gas Properties to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements;

(3) the consolidated net working capital of the Company and its Restricted Subsidiaries on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(4) the greater of:

(A) the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and

(B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; minus

      (b) the sum of:

(1) minority interests;

(2) to the extent included in (a)(1) above, any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;

(3) to the extent included in (a)(1) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s most recent year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(4) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(1) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

      “Affiliate” of any Person shall mean (i) any Person, directly or indirectly, controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such immediate family member or trust. For purposes of this definition, any Person which owns, directly or indirectly, 15% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person.

      “Asset Disposition” shall mean any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of capital stock of a Subsidiary (other than directors’ qualifying shares), or other Property (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

      Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary;

(b) the sale of Cash Equivalents in the ordinary course of business;

(c) a disposition of Hydrocarbons in the ordinary course of business;

(d) a disposition or abandonment of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(e) transactions permitted under “Merger and Consolidation”;

(f) an issuance of capital stock by a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary;

(g) for purposes of this definition only, the making of a Permitted Investment or a disposition subject to the “Restricted Investments; Restrictive Agreements” covenant described above;

(h) dispositions of assets of the Company designated by the Company as not constituting an Asset Disposition with an aggregate fair market value since the Issue Date of less than $5,000,000;

(i) dispositions in connections with Liens permitted under the “Liens” covenant described above;

(j) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(k) foreclosure on assets;

(l) sale, transfer or abandonment (whether or not in the ordinary course of business) of Oil and Gas Properties or direct or indirect interests in Property; provided that at the time of such sale or transfer such Properties do not have associated with them any material proved reserves;

(m) the abandonment, farm-out, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business;

(n) the trade or exchange by the Company or any Restricted Subsidiary of any Oil and Gas Properties owned or held by the Company or such Restricted Subsidiary for Oil and Gas Properties owned or held by another Person, including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; provided that any such cash or Cash Equivalents received by the Company or such Restricted Subsidiary will be subject to the provisions described above under

“Certain Covenants — Sale of Property”, which the Board of Directors of the Company determines in good faith by resolution to be of approximately equivalent value.

      “Board of Directors” shall mean, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

      “Business Day” shall mean a day other than a day on which commercial banks are authorized or required to close in Texas or New York.

      “Cash Equivalents” shall mean:

(a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality of the United States of America (provided that the full faith and credit of the United States of America is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, of the United States of America (provided that the full faith and credit of the United States is pledged in support thereof) having a credit rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(c) certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500,000,000;

(d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank meeting the qualifications specified in clause (c) above;

(e) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(f) interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (a) through (e) above.

      “Change in Control” shall mean (a) the acquisition by any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), of beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats on the Board of Directors of the Company by Persons who were neither (i) nominated by the Board of Directors of the Company nor (ii) appointed by the Board of Directors so nominated.

      “Closing Date” with respect to any Initial Securities, shall mean the date on which such Initial Securities are originally issued.

      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

      “Company” shall mean Callon Petroleum Company or a successor.

      “Consolidated Net Income” shall mean with respect to the Company and its Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Company and its Restricted Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from the calculation of net income (to the extent otherwise included in the calculation) the following (i) the net income of any Person in which the Company or any Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and its Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Company or to a Restricted Subsidiary, as the case may be; (ii) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Restricted Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; (iv) the cumulative effect of a change in accounting principles; and (v) any gains or losses attributable to write-up or write downs of assets

      “Consolidated Subsidiaries” shall mean each Subsidiary of the Company (whether or not existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Company in accordance with GAAP.

      “Debt” shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property (except trade payables), which payment is due more than six months after the date of placing such Property in service; (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under operating leases which require such Person to make payments over the term of such lease based on the purchase price or appraised value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock prior to the maturity of the Securities; (xii) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; (xiii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiv) all obligations of such Person under Hedging Agreements; provided that Debt shall not include (y) any debt arising in connection with the Permitted Medusa Transaction, or (z) any asset retirement obligations arising under Financial Accounting Standards Board Statement No. 143, Accounting for Asset Retirement Obligations.

      “Debt Coverage Ratio” shall mean as of any date of determination, with respect to the Company and its Restricted Subsidiaries, the ratio of (x) the aggregate amount of Debt to (y) EBITDA for such four calendar quarters; provided, however, that:

(a) for purposes of clause (x) of the introductory paragraph of this definition, Debt shall only include the obligations listed in clauses (i) through (v), (vii), and (ix) through (xi) of the definition of Debt;

(b) if the Company or any Restricted Subsidiary:

(1) has incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Debt Coverage Ratio is an incurrence of Debt, EBITDA and Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt has been incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving credit facility existing on the date of such calculation will be computed based on the average daily balance of such Debt during such period; provided that, for purposes of the “Debt Incurrence” covenant, the average daily balance deemed outstanding during such period under a revolving credit facility being repaid in whole or in part with the proceeds of such Debt shall be the lesser of (i) the actual average daily balance of such revolving indebtedness outstanding during such period and (ii) the amount of such revolving indebtedness outstanding immediately before the application of the proceeds of such Debt to repay such revolving indebtedness) and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period; or

(2) has repaid, repurchased, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Debt Coverage Ratio involves a discharge of Debt, EBITDA and Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;

(c) if since the beginning of such period the Company or any Restricted Subsidiary will have sold or otherwise disposed of any material Property or other asset or if the transaction giving rise to the need to calculate the Debt Coverage Ratio is such a sale or disposition:

(1) the EBITDA for such period will be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such sale or disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period; and

(2) Interest Expense for such period will be reduced by an amount equal to the Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such sale or disposition for such period (or, if the capital stock of any Restricted Subsidiary is sold, the Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

(d) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of material Properties or other assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

(e) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have sold or otherwise disposed of any material property or other asset or any investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Interest Expense for such period will be calculated after giving pro forma effect thereto as if such asset disposition or investment or acquisition of assets occurred on the first day of such period.

      For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated in good faith by the Company). If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination has been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Debt if such interest rate agreement has a remaining term in excess of 12 months).

      For the purposes of this definition an imputed interest rate for any outstanding or proposed production payment, project financing and other non-recourse debt will be included in the calculation of Interest Expense and the corresponding EBITDA, if any and to the extent lowered, will be grossed up, in a corresponding manner.

      “Default” shall mean an Event of Default or an event which with notice or lapse of time or both would be, an Event of Default.

      “Deferred Compensation Plan” shall mean the Company’s Deferred Compensation Plan dated as of December 1, 1996 and the letter to employees dated December 13, 1996 relating thereto.

      “Disqualified Stock” shall mean, with respect to any Person, any capital stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable for Debt or Disqualified Stock (excluding capital stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(c) is redeemable at the option of the holder thereof, in whole or in part,

in each case on or prior to the date that is ninety-one (91) days after the date (i) on which the Securities mature or (ii) on which there are no Securities outstanding, provided that only the portion of capital stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any capital stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such capital stock upon the occurrence of a change in control or asset disposition (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such capital stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such capital stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions described under “Change in Control” and “Certain Covenants — Restricted Investments; Restricted Agreements” and such repurchase or redemption complies with the “Sale of Property” covenant.

      “Dollar” and “$” shall mean lawful money of the United States of America.

      “Dollar-Denominated Production Payments” shall mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

      “DTC” shall mean The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

      “Duke Credit Facility” shall mean that certain credit facility pursuant to the Credit Agreement dated June 29, 2001, by and among the Company, Duke Capital Partners, LLC, as Administrative Agent, and the lenders signatory thereto, as amended from time to time.

      “EBITDA” shall mean, for the period of the most recent four consecutive calendar quarters ending prior to the date of determination for which financial statements are available, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: Interest Expense, taxes, depreciation, depletion, amortization and non cash compensation expense for purposes of this definition (when used in the calculation of the Interest Coverage Ratio and the Debt Coverage Ratio) EBITDA, if any and to the extent lowered, relating to any production payment, project financing and other non-recourse debt and in which an imputed interest rate has been calculated and used in the definition of Interest Expense, will be grossed up by a corresponding amount.

      “Equipment Financing Subsidiary” shall mean a Subsidiary of the Company formed for the sole purpose of owning equipment purchased in a Permitted Equipment Financing and related assets and that has no substantial operations and conducts no substantial activities other than those related to the ownership of such equipment.

      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      “Exchange Securities” shall mean the 9.75% Senior Notes due 2010, Series B to be issued in exchange for the Initial Securities pursuant to the Indenture.

      “Exchanged Properties” shall mean Properties used or useful in the oil and gas business and received by the Company or a Consolidated Subsidiary in exchange for other Properties owned by it, whether directly or indirectly through the acquisition of the capital stock of a Person holding such Properties so that such Person becomes a Wholly-Owned and Consolidated Subsidiary of the Company, in trade or as a portion of the total consideration for such other Properties.

      “Existing Subordinated Debt” shall mean the 11% Senior Subordinated Notes due 2005 issued by the Company pursuant to that certain Supplemental Indenture, dated as of October 26, 2000, to the Indenture dated October 26, 2000 between the Company and American Stock Transfer and Trust Company.

      “Fiscal Year” shall mean the fiscal year of the Company ending on December 31 of each year.

      “Foreign Subsidiary” shall mean any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

      “GAAP” shall mean generally accepted accounting principles in the United States of America (i) as in effect on the date hereof with regard to the “Debt Incurrence” and “Restricted Investments; Restrictive Agreements” covenants described above and (ii) otherwise as in effect from time to time.

      “Governmental Requirement” shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, environmental laws, energy regulations and occupational, safety and health standards or controls of any governmental authority.

      “Hedging Agreements” shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

      “Holder” or “Securityholder” shall mean the Person in whose name a Security is registered in the Note Register.

      “Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

      “Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

      “Indenture” shall mean the Indenture dated March 15, 2004 among us, the Subsidiary Guarantors and the Trustee, as amended or supplemented from time to time.

      “Initial Exchange Offer” shall mean the offer by the Company to exchange the Initial Securities in repayment of indebtedness owed under the 2003 Credit Facility.

      “Initial Securities” shall mean the 9.75% Senior Notes due 2010, Series A issued pursuant to the Indenture.

      “Interest Coverage Ratio” shall mean as of any date of determination, with respect to the Company and its Restricted Subsidiaries, the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Interest Expense for such four fiscal quarters, provided, however, that:

(a) if the Company or any Restricted Subsidiary:

(1) has incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Interest Coverage Ratio is an incurrence of Debt, EBITDA and Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving credit facility existing on the date of such calculation will be computed based on the average daily balance of such Debt during such period; provided that, for purposes of the “Debt Incurrence” covenant described above, the average daily balance deemed outstanding during such period under a revolving credit facility being repaid in whole or in part with the proceeds of such Debt shall be the lesser of (i) the actual average daily balance of such revolving indebtedness outstanding during such period and (ii) the amount of such revolving indebtedness outstanding immediately before the application of the proceeds of such Debt to repay such revolving indebtedness) and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period; or

(2) has repaid, repurchased, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Interest Coverage Ratio involves a discharge of Debt (in each case other than Debt incurred under any revolving credit facility unless such Debt has been permanently repaid and the related commitment terminated provided that for purposes of the “Debt Incurrence” covenant described above, this parenthetical clause shall not apply), EBITDA and Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;

(b) if since the beginning of such period the Company or any Restricted Subsidiary will have sold or otherwise disposed of any material Property or other asset or if the transaction giving rise to the need to calculate the Interest Coverage Ratio is such a sale or disposition:

(1) the EBITDA for such period will be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such sale or disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period; and

(2) Interest Expense for such period will be reduced by an amount equal to the Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such sale or disposition for such period (or, if the capital stock of any Restricted Subsidiary is sold, the Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

(c) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of material Properties or other assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

(d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have sold or otherwise disposed of any material property or other asset or any investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Interest Expense for such period will be calculated after giving pro forma effect thereto as if such asset disposition or investment or acquisition of assets occurred on the first day of such period.

      For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated in good faith by the Company). If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Debt if such interest rate agreement has a remaining term in excess of 12 months).

      For the purposes of this definition an imputed interest rate for any outstanding or proposed production payment, project financing and other non-recourse debt will be included in the calculation of Interest Expense and the corresponding EBITDA, if any and to the extent lowered, will be grossed up, in a corresponding manner.

      “Interest Expense” shall mean, for the period of the most recent four consecutive calendar quarters ending prior to the date of determination for which financial statements are available, the total cash interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP plus, to the extent not included in such interest expense (without duplication):

(a) interest expense attributable to capitalized lease obligations and the interest portion of rent expense associated with Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations to the extent not accrued in a prior period;

(b) imputed interest expense attributable to any production payment, project financing by vendors and other non-recourse debt, but not including any amounts arising out of the Permitted Medusa Transaction;

(c) interest actually paid by the Company or any Restricted Subsidiary under any guarantee of Debt or other obligation of any other Person;

(d) net costs associated with Hedging Agreements for the purpose of ameliorating interest rate fluctuation risk or any kind of interest rate agreement (excluding amortization of fees);

(e) the consolidated cash interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period; and

(f) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or its Restricted Subsidiaries) in connection with Debt incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Debt is not guaranteed or paid by the Company or any Restricted Subsidiary.

      For purposes of the foregoing, total Interest Expense will be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to interest rate agreements; provided, however, that Interest Expense shall not include (a) to the extent included in total Interest Expense, amortization or write-off of deferred financing costs or discount accretion of such Person or (b) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Debt.

      “Investment” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any Debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition of capital stock, Debt or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(a) Hedging Agreements entered into in the ordinary course of business and in compliance with the Indenture;

(b) endorsements of negotiable instruments and documents in the ordinary course of business; and

(c) an acquisition of assets, capital stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists exclusively of common equity securities of the Company.

      For purposes of this definition,

(i) “Investment” shall mean the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

(ii) any Property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors of the Company.

      “Issue Date” shall mean the date on which the Initial Securities are originally issued.

      “Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall also mean reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of the Indenture, the Company or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

      “Material Adverse Effect” shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company and its Subsidiaries taken as a whole to carry out their business or meet their obligations under the Indenture on a timely basis.

      “Net Available Cash” from an Asset Disposition shall mean cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Debt or other obligations relating to the Properties that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

(a) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(b) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Consolidated Subsidiary after such Asset Disposition.

      “Net Cash Proceeds,” with respect to any issuance or sale of capital stock, shall mean the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

      “Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

      “NYMEX Strip Price” shall mean the average closing price of contracts for future delivery for the next occurring 24 months as of the close of trading on the New York Mercantile Exchange (“NYMEX”) on the date of any calculation. For crude oil, the reference contract will be light sweet crude oil, the NYMEX symbol for which is currently “CL.” For natural gas, the reference contract will be natural gas delivered at the Henry Hub in Louisiana, the NYMEX symbol for which is currently “NG.” To the extent that reference prices are not available for the entire 24 month period, prices will be determined on the average of the contracts which are available during such 24 month period.

      “Officer” shall mean the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

      “Officers’ Certificate” shall mean a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

      “Oil and Gas Properties” shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated, Oil and Gas Properties shall mean such Property of the Company and its Restricted Subsidiaries.

      “Opinion of Counsel” shall mean a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

      “Permitted Business Investment” shall mean any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Related Business including investments or expenditures for exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Related Business jointly with third parties, including (i) ownership interests in oil and gas properties, processing facilities, gathering systems, pipelines or ancillary real property interests and (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries.

      “Permitted Equipment Financing” shall mean any Debt incurred by the Company or any Subsidiary to finance or refinance the acquisition, after the Closing Date, from a third party that is not an Affiliate of the Company of any equipment and related assets to be used in a Related Business; provided that (i) the aggregate amount of all such Debt shall not exceed 50% of the cumulative amount of capital expenditures made by the Company and its Restricted Subsidiaries after December 8, 2003 for capital equipment to be used in a Related Business, together with any taxes, duties, installation costs or similar costs related thereto, and (ii) such Debt shall be non-recourse to the Company and each Subsidiary of the Company other than an Equipment Financing Subsidiary related to such acquired equipment.

      “Permitted Indebtedness” shall mean:

(a) the Securities or any guaranty of or suretyship arrangement for the Securities;

(b) Debt (other than that associated with the Senior Secured Credit Facility and the Duke Credit Facility) of the Company existing on December 23, 2003;

(c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than ninety (90) days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

(d) Debt under capital leases (as required to be reported on the financial statements of the Company pursuant to GAAP) in addition to any obligations that are Debt as permitted under the “Limitation on Leases” covenant described above;

(e) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;

(f) Hedging Agreements covering (a) oil and gas production of proved developed producing Oil and Gas Properties of the Company or any Consolidated Subsidiary; provided, however, that such Hedging Agreements related to oil or gas production shall not, either individually or in the aggregate, cover more than 80% of estimated production on the date such hedges are entered into of oil or gas of the Company and the Consolidated Subsidiaries for each individual period covered by the Hedging Agreements, (b) fluctuations in interest rates for notional principal amounts not to exceed at any time outstanding 80% of the Debt for borrowed money of the Company and its Consolidated Subsidiaries, and (c) foreign exchange risk;

(g) Debt arising out of the Deferred Compensation Plan to the extent such Debt can be satisfied out of the investments held by such plan and the proceeds thereof;

(h) Debt arising under the Senior Secured Credit Facility in a total principal amount outstanding not greater than $125,000,000;

(i) Debt arising under the Duke Credit Facility in a total principal amount outstanding not greater than $10,000,000;

(j) Debt of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary is acquired by the Company (other than Debt incurred (i) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (ii) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to incur $1.00 of additional Debt pursuant to clause (1) of the “Debt Incurrence” covenant described above after giving effect to the incurrence of such Debt pursuant to this clause (j);

(k) Debt incurred in respect of workers’ compensation claims, self-insurance obligations, performance, bid, surety and similar bonds, letters of credit and guarantees supporting such performance, bid, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(l) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or capital stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Debt other than Debt related to environmental liabilities to governmental agencies shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(m) Debt arising from the honoring by a bank or other financial institution of a check, draft of similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five (5) Business Days of incurrence;

(n) obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(o) non-recourse debt not to exceed $10,000,000 in the aggregate at any one time outstanding;

(p) Permitted Equipment Financing;

(q) in addition to the items referred to in clauses (a) through (p) above, Debt of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other indebtedness incurred pursuant to this clause (q) and then outstanding, will not exceed $10,000,000; and

(r) renewals or extensions of any Debt referred to in clauses (a) through (f) above.

      “Permitted Investment” shall mean an Investment by the Company or any Restricted Subsidiary in:

(a) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(c) cash and Cash Equivalents;

(d) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(g) stock, obligations or securities received in settlement of Debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(h) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with the “Sale of Property” covenant described above;

(i) Investments in existence on December 23, 2003;

(j) Hedging Agreements, which transactions or obligations are incurred in compliance with the Indenture;

(k) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (k), in an aggregate amount at the time of such Investment not to exceed $10,000,000 outstanding at any one time;

(l) guarantees of Debt incurred in compliance with the “Debt Incurrence” covenant described above;

(m) Investments representing deferred compensation of employees and earnings thereon under the Company’s KEYSOP plan;

(n) any Investment arising out of the Permitted Medusa Transaction; and

(o) Permitted Business Investments.

      “Permitted Lien” shall mean, with respect to any Person:

(a) Liens securing the obligations of the Company under the Senior Secured Credit Facility, any other Senior Secured Debt permitted under clause (2) of the “Debt Incurrence” covenant described above) or the Duke Credit Facility and related Hedging Agreements and Liens on assets of Restricted Subsidiaries securing Debt and other obligations of the Company or such Restricted Subsidiaries under the Senior Secured Credit Facility and the Duke Credit Facility;

(b) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(c) Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and operator’s Liens, (including Liens arising pursuant to Article 9.319 of the Texas Uniform Commercial Code or other similar statutory provisions of other states with respect to production purchased from others) in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(d) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(e) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Debt;

(f) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines, pipelines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(g) Liens securing Hedging Agreements so long as the related Debt is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Agreements;

(h) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(i) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(j) Liens for the purpose of securing the payment of all or a part of the purchase price of, or capitalized lease obligations with respect to, assets or property acquired or constructed in the ordinary course of business provided that:

(1) the aggregate principal amount of Debt secured by such Liens is otherwise permitted to be incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(2) such Liens are created within one hundred eighty (180) days of construction or acquisition of such Property and do not encumber any other Property of the Company or any Restricted Subsidiary other than such Property affixed or appurtenant thereto;

(k) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(2) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(l) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(m) Liens existing on December 8, 2003;

(n) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(o) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(p) Liens securing Debt or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

(q) Liens securing the Securities and the Subsidiary Guarantees or the Obligations under the Indenture;

(r) Liens securing refinancing indebtedness incurred to refinance Debt that was previously so secured, provided that any such Lien is limited to all or part of the same Property (plus improvements, future interests and additional acquired interests in the Property apportionment thereto, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or is in respect of Property that is the security for a Permitted Lien hereunder;

(s) Liens upon specific Properties of the Company or any of its Subsidiaries securing Debt incurred in the ordinary course of business to provide all or part of the funds for the exploration, drilling, production or development of those Properties;

(t) Liens in respect of Volumetric Production Payments, Dollar Denominated Production Payments and other similar reserve sales;

(u) farm-out, farm-in, seismic, carried working interests, areas of mutual interests, joint operating, joint exploration, unitization, gas balancing, royalty, overriding royalty, bonus, rental, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties and related facilities (production and transportation) entered into in the ordinary course of business.

(v) Liens on the capital stock or other equity interests of any Equipment Financing Subsidiary to secure Debt of such Equipment Financing Subsidiary incurred in connection with a Permitted Equipment Financing; and

(w) Liens with respect to Permitted Indebtedness on the capital stock or other equity interests of any Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary which is non-recourse to the Company or any Restricted Subsidiary.

      “Permitted Medusa Transaction” shall have the meaning ascribed to such term in the credit agreement for the Senior Secured Credit Facility in effect on the date hereof.

      “Person” shall mean any individual, corporation, company, association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

      “Preferred Stock”, as applied to the capital stock of any Person, shall mean capital stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of capital stock of any other class of such Person.

      “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      “Redemption Date” shall mean, with respect to any redemption of Securities, the date of redemption with respect thereto.

      “Related Business” shall mean any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date hereof.

      “Restricted Investment” shall mean any Investment other than a Permitted Investment.

      “Restricted Subsidiary” shall mean any Subsidiary of the Company other than an Unrestricted Subsidiary.

      “SEC” shall mean the Securities and Exchange Commission.

      “Securities” shall mean the collective reference to the Initial Securities and the Exchange Securities.

      “Securities Act” shall mean the Securities Act of 1933, as amended.

      “Senior Indebtedness” shall mean, whether outstanding on the date hereof or thereafter issued, created, incurred or assumed, the Senior Secured Credit Facility Debt, the Duke Credit Facility Debt, and all other Debt of the Company, including accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

(a) any Debt which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Debt are subordinate to payment of the Securities;

(b) any obligation of the Company to any Subsidiary;

(c) any liability for federal, state, foreign, local or other taxes owed or owing by the Company;

(d) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(e) any Debt, guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Debt, guarantee or obligation of the Company, including, without limitation, any Subordinated Debt; or

(f) any capital stock.

      “Senior Secured Credit Facility” shall mean the Company’s primary senior revolving credit facility or facilities as constituted, amended, modified or restated from time to time which allow the Company to borrow and reborrow amounts up to a borrowing base determined by the lenders thereunder, which is currently the $75,000,000 Senior Secured Credit Facility among the Company, Wachovia Bank, National Association, as Administrative Agent and the other lenders thereto.

      “Senior Secured Debt” shall mean, whether outstanding on the date hereof or thereafter issued, created, incurred or assumed, any Senior Indebtedness of the Company or any Restricted Subsidiary secured by a Lien, including, but not limited to the Senior Secured Credit Facility Debt.

      “Special Entity” shall mean, with regard to a Person, any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which such first Person or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law.

      “Subordinated Debt” shall mean any Debt of the Company expressly subordinated to the Securities, on terms including, without limitation, that payments on such Debt shall be prohibited if a Default exists or would result from such payment, and other terms and conditions substantially similar to those found in the Existing Subordinated Debt.

      “Subsidiary” shall mean, with regard to a Person, (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries and (ii) any Special Entity of which at least a majority of the equity interests are owned directly or indirectly or controlled by such Person. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Company.

      “Subsidiary Guarantee” shall mean, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

      “Subsidiary Guarantor” shall mean each Subsidiary of the Company in existence on the Issue Date and any Restricted Subsidiary created or acquired by the Company after the Issue Date other than a Foreign Subsidiary.

      “TIA” or “Trust Indenture Act” shall mean the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa 77bbbb), as in effect on the date of the Indenture.

      “Trustee” shall mean the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

      “Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

      “Unrestricted Subsidiary” shall mean:

(a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(b) any Subsidiary of an Unrestricted Subsidiary.

      The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(a) such Subsidiary or any of its Subsidiaries does not own any capital stock or Debt of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(b) all the Debt of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of non-recourse Debt;

(c) such designation and the Investment of the Company in such Subsidiary complies with the “Restricted Investments; Restrictive Agreements” covenant described above;

(d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(e) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(1) to subscribe for additional capital stock of such Person; or

(2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(f) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

      Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Debt such Subsidiary shall be deemed to be incurred as of such date.

      The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Debt under clause (1) of the “Debt Incurrence” covenant described above on a pro forma basis taking into account such designation.

      “Volumetric Production Payments” shall mean production payment obligations recorded as defined revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

      “Wholly-Owned Subsidiary” shall mean a Restricted Subsidiary of the Company, all of the capital stock of which (other than director’s qualifying shares) is owned by the Company or one or more other Wholly-Owned Subsidiaries.

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

      We and our guarantor subsidiaries entered into an exchange and registration rights agreement with the original holders of existing notes concurrently with the issuance of the existing notes. Under that agreement, we and our guarantor subsidiaries have agreed, for the benefit of the holders of the existing notes, at our cost,:

•	to file with the SEC the registration statement of which this prospectus is a part related to the exchange offer of the exchange notes by June 11, 2004;

•	to use our reasonable best efforts to cause this exchange offer registration statement to be declared effective under the Securities Act by September 30, 2004;

•	to keep this exchange offer registration statement effective until the closing of the exchange offer; and

•	to use our reasonable best efforts to consummate the exchange offer and issue the exchange notes within 45 days after the registration statement is declared effective.

      The exchange and registration rights agreement is governed by, and construed under, the laws of the State of New York. If you have further questions about registration rights, you should refer to the exchange and registration rights agreement, a copy of which is available upon request to us. The exchange and registration rights agreement is also attached as an exhibit to this registration statement. In addition, the information described above under “The Exchange Offer” concerning interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and prospective investors should consult their own advisors on these matters.

FEDERAL INCOME TAX CONSIDERATIONS

      The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the notes and represents the opinion of our counsel, Haynes and Boone, LLP, as, to these matters. Unless otherwise stated, this discussion is limited to the tax consequences to those persons who purchase the notes from the initial purchasers and who hold the notes as capital assets under Section 1221 of the Internal Revenue Code of 1986, as amended. The discussion does not address specific tax consequences that may be relevant to particular persons including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, and persons in special situations, such as those who hold notes as part of a straddle, hedge, conversion transaction, or other integrated investment. In addition, this discussion does not address U.S. federal alternative minimum tax consequences or any aspect of state, local or foreign taxation. This discussion is based upon current U.S. federal income tax laws, regulations, rulings and judicial decisions, all of which are subject to change, possibly with retroactive effect. In our counsel’s opinion, the notes qualify as indebtedness and as securities for federal income tax purposes, and the following discussion assumes that this treatment is correct.

      For purposes of this discussion, you are a “U.S. Holder” if you are a beneficial owner of a note and are a U.S. citizen or resident, a corporation, partnership or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions. You are a “Non-U.S. Holder” if you are a holder of a note who is not a U.S. Holder.

      Prospective purchasers of the notes are urged to consult their own tax advisors concerning the specific U.S. federal income and estate tax consequences to them of owning and disposing of the notes, as well as the application of state, local and foreign income and other tax laws.

Tax Consequences to U.S. Holders

Taxation of Interest

      If you are a U.S. Holder, interest on your notes generally will be taxable as ordinary interest income at the time payments are accrued or are received in accordance with your regular method of accounting for federal income tax purposes. The notes are not expected to be issued to investors with “original issue discount” for U.S. federal income tax purposes.

Sale, Exchange or Retirement of the Notes

      Upon the sale, exchange or retirement of the notes, you will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange or retirement (less any portion allocable to accrued and unpaid interest) and your adjusted tax basis in the notes. Your adjusted tax basis in the notes generally will be your cost for the notes, less any principal payments you receive.

      The gain or loss you recognize on the sale, exchange or retirement of the notes will be capital gain or loss. The gain or loss will be long-term capital gain or loss if you have held the notes for more than twelve months. Long-term capital gain is subject to a maximum federal tax rate of 15% for U.S. Holders other than corporations. The deductibility of capital losses by U.S. Holders is subject to limitation.

      To the extent that the amount realized represents accrued but unpaid interest, that amount must be taken into account as interest income, if it was not previously included in your income. Please read “— Taxation of Interest” above.

Exchange Offer

      The exchange offer described above under “Exchange Offer; Registration Rights” through which U.S. Holders will be entitled to exchange their notes for exchange notes, should not produce, for federal income tax purposes, recognizable gain or loss to either us or a U.S. Holder of an exchange note because the exchange notes will be identical in all material respects to the original notes, except that the exchange notes will be registered and, therefore, not subject to transfer restrictions. A U.S. Holder will have an initial adjusted tax basis and holding period in the exchange note equal to its adjusted tax basis and holding period in the exchanged note.

      If we fail to register the notes or if the exchange offer is not consummated within the required period of time (and under certain other circumstances), then special interest may accrue and become payable with respect to the notes. Our payment of special interest on your notes should not result in a deemed taxable exchange of the notes.

Tax Consequences to Non-U.S. Holders

Taxation of Interest

      If you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income or withholding tax on interest paid on the notes so long as that interest is not effectively connected with your conduct of a trade or business within the U.S., and you:

•	do not actually or constructively own 10% or more of the total combined voting power of all of our stock;

•	are not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•	are not a bank receiving the interest pursuant to a loan agreement in the ordinary course of your trade or business.

      In addition, for the exemption from U.S. federal income and withholding taxes to apply a Non-U.S. Holder must provide us with a properly completed and executed Form W-8 BEN, or other applicable form, as provided for in the Treasury Regulations certifying that the beneficial owner of the note is a foreign person. If these conditions are not satisfied, then interest paid on the notes will be subject to U.S. federal income and withholding tax at a rate of 30% unless that rate is reduced or eliminated pursuant to an applicable tax treaty.

Sale, Exchange or Retirement of the Notes

      Generally, any capital gain you recognize on the sale, exchange, retirement or other taxable disposition of a note will be exempt from U.S. federal income and withholding tax, provided that:

•	the gain is not effectively connected with your conduct of a trade or business within the U.S.; and

•	if you are an individual, you are not present in the U.S. for 183 days or more during the taxable year.

Effectively Connected Income

      If interest, gain or other income you recognize on a note is effectively connected with your conduct of a trade or business within the U.S., you will be exempt from the withholding tax previously discussed if you provide us with a properly completed and executed Form W-8 ECI, but generally will be subject to U.S. federal income tax on the interest, gain or other income at regular federal income tax rates. In addition to regular U.S. federal income tax, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, as adjusted for certain items, unless you qualify for a lower rate under an applicable tax treaty.

Federal Estate Taxes

      A note held by an individual who at the time of death is not a citizen or resident of the U.S. will not be subject to U.S. federal estate tax as a result of such individual’s death, provided that the individual does not actually or constructively own 10% or more of the combined voting power of all our stock and that the interest accrued on the notes was not effectively connected with that holder’s conduct of a trade or business within the U.S.

Information Reporting and Backup Withholding

      We will, where required, report to you and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, with respect to those payments. A noncorporate U.S. Holder may be subject to information reporting and to backup withholding at the rate of specified in the Internal Revenue Code with respect to payments of interest made on a note, or proceeds of the disposition of a note before maturity, unless the U.S. Holder provides a correct taxpayer identification number or proof of an applicable exemption and otherwise complies with applicable requirements of the information reporting and backup withholding rules.

      In the case of payments of interest to Non-U.S. Holders, backup withholding tax and certain information reporting requirements will not apply to payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established, provided that neither we nor our payment agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not in fact satisfied.

      Generally, information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-U.S. Holder on the disposition of the notes by or though a U.S. office of a U.S. or foreign broker, unless the Non-U.S. Holder provides the certification described above or otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to payment of the proceeds of a disposition of the notes by or through a foreign office of a U.S. broker or foreign brokers with certain types of relationships to the U.S. unless the broker has documentary evidence in its file that the holder of the notes is not a U.S. person and the broker has no actual knowledge to the contrary, or the holder establishes an exemption. Neither information reporting nor backup withholding generally will apply to payment of the proceeds of a disposition of the notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for existing notes where the existing notes were acquired as a result of market-making activities or other trading activities.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commission or concessions received by such person may be considered underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be regarded as admitting that it is un “underwriter” within the meaning of the Securities Act.

      For a period of 90 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the existing notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      Certain legal matters in connection with the issuance of the exchange notes will be passed upon for us by our attorneys, Haynes and Boone, LLP.

INDEPENDENT AUDITORS

      The audited consolidated financial statements as of December 31, 2003 and 2002, and for the years ended December 31, 2003 and 2002, incorporated by reference in this prospectus and the registration statement have been audited by Ernst & Young LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

      The financial statements for the year ended December 31, 2001 incorporated by reference into this prospectus and the registration statement were audited by Arthur Andersen LLP as indicated in their report with respect thereto which is a copy of a previously issued Arthur Andersen LLP report and said report has not been reissued by Arthur Andersen LLP nor has Arthur Andersen LLP provided a consent to the inclusion of its report on this prospectus. Since we have not been able to obtain the written consent of Arthur Andersen LLP, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated herein.

RESERVE ENGINEERS

      Information about our estimated net proved reserves and the future net cash flows attributable to these reserves was prepared by Huddleston & Co., Inc., an independent petroleum and geological engineering firm and are included herein in reliance upon their authority as experts in reserves and present values.

GLOSSARY OF OIL AND GAS TERMS

Terms Used to Describe Quantities of Oil and Natural Gas

Bbl — One stock tank barrel, or 42 US gallons liquid volume, of crude oil or other liquid hydrocarbons.

Bcf — One billion cubic feet of natural gas.

Bcfe — One billion cubic feet of natural gas equivalent, computed on an appropriate energy equivalent basis that one Bbl equal six Mcf.

BOE — One barrel of oil equivalent, converting gas to oil at the ratio of 6 Mcf of gas to 1 Bbl of oil.

MBbl — One thousand Bbls.

Mcf — One thousand cubic feet of natural gas.

Mcfe — One thousand cubic feet of natural gas equivalent, computed on an approximate energy equivalent basis that one Bbl equals six Mcf.

MMcf — One million cubic feet of natural gas.

MMcfe — One million cubic feet of natural gas equivalent, computed on an approximate energy equivalent basis that one Bbl equals six Mcf.

Terms Used to Describe Our Interests in Wells and Acreage

Gross oil and gas wells or acres — Our gross wells or gross acres represents the total number of wells or acres in which we own a working interest.

Net oil and gas wells or acres — Determined by multiplying “gross” oil and natural gas wells or acres by the working interest that we own in such wells or acres represented by the underlying properties.

Terms Used to Assign a Present Value to Our Reserves

Standardized measure of proved reserves — The present value, discounted at 10%, of the after tax net cash flows attributable to estimated net proved reserves. We calculate this amount by assuming that we will sell the oil and gas production attributable to the proved reserves estimated in our independent engineer’s reserve report for the prices we received for the production on the date of the report, unless we had a contract to sell the production for a different price. We also assume that the cost to produce the reserves will remain constant at the costs prevailing on the date of the report. The assumed costs are subtracted from the assumed revenues resulting in a stream of future net cash flows. Estimated future income taxes using rates in effect on the date of the report are deducted from the net cash flow stream. The after-tax cash flows are discounted at 10% to result in the standardized measure of our proved reserves. The standardized measure of our proved reserves is disclosed in our audited financial statements at note 12.

Pre-tax discounted present value — The discounted present value of proved reserves is identical to the standardized measure, except that estimated future income taxes are not deducted in calculating future net cash flows. We disclose the discounted present value without deducting estimated income taxes to provide what we believe is a better basis for comparison of our reserves to other producers who may have different tax rates.

Terms Used to Classify Our Reserve Quantities

Proved reserves — The estimated quantities of crude oil, natural gas and natural gas liquids which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and natural gas reservoirs under existing economic and operating conditions.

      The Securities and Exchange Commission definition of proved oil and gas reserves, per Article 4-10(a)(2) of Regulation S-X, is as follows:

      Proved oil and gas reserves. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

      (a) Reservoirs are considered proved if economic productibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

      (b) Reserves which can be produced economically through application of improved recovery, techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

      (c) Estimates of proved reserves do not include the following: (1) oil that may become available from known reservoirs but is classified separately as “indicated additional reserves”; (2) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (3) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (4) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved developed reserves — Proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Proved undeveloped reserves — Proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required.

Terms Which Describe the Cost to Acquire Our Reserves

Reserve replacement costs — Our reserve replacement costs compare the amount we spent to explore for oil and gas and to drill and complete wells during a period, with the increases in reserves during the period. This amount is calculated by dividing the net change in our evaluated oil and property costs during a period by the change in proved reserves plus production over the same period.

Terms Which Describe the Productive Life of a Property or Group of Properties

Reserve life — A measure of the productive life of an oil and gas property or a group of oil and gas properties, expressed in years. Reserve life equals the estimated net proved reserves attributable to a property or group of properties divided by production from the property or group of properties for the four fiscal quarters preceding the date as of which the proved reserves were estimated.

Terms Used to Describe the Legal Ownership of Our Oil and Gas Properties

Royalty interest — A real property interest entitling the owner to receive a specified portion of the gross proceeds of the sale of oil and natural gas production or, if the conveyance creating the interest provides, a specific portion of oil and natural gas produced, without any deduction for the costs to explore for, develop or produce the oil and natural gas. A royalty interest owner has no right to consent to or approve the operation and development of the property, while the owners of the working interests have the exclusive right to exploit the mineral on the land.

Working interest — A real property interest entitling the owner to receive a specified percentage of the proceeds of the sale of oil and natural gas production or a percentage of the production, but requiring the owner of the working interest to bear the cost to explore for, develop and produce such oil and natural gas. A working interest owner who owns a portion of the working interest may participate either as operator or by voting his percentage interest to approve or disapprove the appointment of an operator and drilling and other major activities in connection with the development and operation of a property.

Terms Used to Describe Seismic Operations

Seismic data — Oil and gas companies use seismic data as their principal source of information to locate oil and gas deposits, both to aid in exploration for new deposits and to manage or enhance production from known reservoirs. To gather seismic data, an energy source is used to send sound waves into the subsurface strata. These waves are reflected back to the surface by underground formations, where they are detected by geophones which digitize and record the reflected waves. Computers are then used to process the raw data to develop an image of underground formations.

2-D seismic data — 2-D seismic survey data has been the standard acquisition technique used to image geologic formations over a broad area. 2-D seismic data is collected by a single line of energy sources which reflect seismic waves to a single line of geophones. When processed, 2-D seismic data produces an image of a single vertical plane of sub-surface data.

3-D seismic — 3-D seismic data is collected using a grid of energy sources, which are generally spread over several miles. A 3-D survey produces a three dimensional image of the subsurface geology by collecting seismic data along parallel lines and creating a cube of information that can be divided into various planes, thus improving visualization. Consequently, 3-D seismic data is a more reliable indicator of potential oil and natural gas reservoirs in the area evaluated.

AVO (Amplitude versus Offset) — AVO is a risk reducing technique which has been developed over many years and has gained increasing acceptance over the last several years. It involves evaluating the variation of seismic reflection energy over a range of source to receiver offsets to better understand the lithology and pore fluid content of a target horizon. This technique, when used in conjunction with 3-D seismic interpretation can result in significant risk reduction for exploratory and development wells.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, pursuant to which we are incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers. Article Eight of our Certificate of Incorporation, as amended, provides that we may, and Article IX of our Bylaws, as amended, provides that we shall, indemnify our directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) to the full extent of Delaware law.

Item 21.	Exhibits.

Exhibit
Number		Description

(4)		Instruments defining the rights of security holders, including indentures
4.1	—	Subordinated Indenture for the Company dated October 26, 2000 (incorporated by reference from Exhibit 4.1 of the Company’s Current Report on Form 8-K dated October 24, 2000, File No. 0001-14039)
4.2	—	Supplemental Indenture for the Company’s 11% Senior Subordinated Notes due 2005 (incorporated by reference from Exhibit 4.2 of the Company’s Current Report on Form 8-K dated October 24, 2000, File No. 001-14039)
4.3	—	Indenture for the Company’s 9.75% Senior Notes due 2010, dated March 15, 2004, between the Company and American Stock Transfer & Trust Company, as trustee (incorporated by reference from Exhibit 4.16 of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004, File No. 001-14039)
4.4	—	Exchange and Registration Rights Agreements, dated March 15, 2004, between the Company the holders of the Company’s 9.75% Senior Notes due 2010, Series A
(5)		Opinion Regarding Legality
5.1	—	Opinion of Haynes and Boone, LLP
(12)		Statement regarding computation of ratios
12.1	—	Computation of ratio of earnings to fixed charges

Exhibit
Number		Description

(23)		Consents of Experts and Counsel
23.1	—	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
23.2	—	Consent of Ernst & Young LLP
23.3	—	Consent of Huddleston & Co., Inc.
(24)		Power of Attorney
24.1	—	Powers of Attorney (included on the signature page of this Registration Statement)
(25)		Statement of Eligibility of Trustee
25.1	—	Statement of Eligibility and Qualification on Form T-1 of Trustee
(99)		Additional Exhibits
99.1	—	Form of Letter of Transmittal
99.2	—	Form of Notice of Guaranteed Delivery

Item 22.	Undertakings.

      (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (b) The undersigned registrant hereby undertakes to respond to request for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

      (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Natchez, state of Mississippi, on June 9, 2004.

CALLON PETROLEUM COMPANY

By:	/s/ JOHN S. WEATHERLY

John S. Weatherly,
Senior Vice President and
Chief Financial Officer

      Each of the undersigned hereby appoints Fred L. Callon and John S. Weatherly, and each of them (with full power to act alone), as attorney-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this registration statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this registration statement relates) and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable. Each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 9, 2004.

Signature	Capacities

/s/ FRED L. CALLON Fred L. Callon	Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ JOHN S. WEATHERLY John S. Weatherly	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ RODGER W. SMITH Rodger W. Smith	Corporate Controller and Treasurer (Principal Accounting Officer)

/s/ JOHN S. CALLON John S. Callon	Director

/s/ ROBERT A. STANGER Robert A. Stanger	Director

/s/ JOHN C. WALLACE John C. Wallace	Director

Signature	Capacities

/s/ B.F. WEATHERLY B.F. Weatherly	Director

/s/ RICHARD O. WILSON Richard O. Wilson	Director

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Natchez, state of Mississippi, on June 9, 2004.

CALLON PETROLEUM OPERATING COMPANY

By:	/s/ JOHN S. WEATHERLY

John S. Weatherly,
Senior Vice President and
Chief Financial Officer

      Each of the undersigned hereby appoints Fred L. Callon and John S. Weatherly, and each of them (with full power to act alone), as attorney-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this registration statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this registration statement relates) and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable. Each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 9, 2004.

Signature	Capacities

/s/ FRED L. CALLON Fred L. Callon	Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ JOHN S. WEATHERLY John S. Weatherly	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ RODGER W. SMITH Rodger W. Smith	Corporate Controller and Treasurer (Principal Accounting Officer)

/s/ JOHN S. CALLON John S. Callon	Director

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Natchez, state of Mississippi, on June 9, 2004.

CALLON OFFSHORE PRODUCTION, INC.

By:	/s/ JOHN S. WEATHERLY

John S. Weatherly,
Senior Vice President and
Chief Financial Officer

      Each of the undersigned hereby appoints Fred L. Callon and John S. Weatherly, and each of them (with full power to act alone), as attorney-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this registration statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this registration statement relates) and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable. Each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 9, 2004.

Signature	Capacities

/s/ FRED L. CALLON Fred L. Callon	Director, Chairman of the Board and President (Principal Executive Officer)

/s/ JOHN S. WEATHERLY John S. Weatherly	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ RODGER W. SMITH Rodger W. Smith	Corporate Controller and Treasurer (Principal Accounting Officer)

/s/ JOHN S. CALLON John S. Callon	Director

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Natchez, state of Mississippi, on June 9, 2004.

MISSISSIPPI MARKETING, INC.

By:	/s/ JOHN S. WEATHERLY

John S. Weatherly,
Senior Vice President and
Chief Financial Officer

      Each of the undersigned hereby appoints Fred L. Callon and John S. Weatherly, and each of them (with full power to act alone), as attorney-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this registration statement (and, in addition, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which this registration statement relates) and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable. Each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 9, 2004.

Signature	Capacities

/s/ FRED L. CALLON Fred L. Callon	Director, Chairman of the Board and President (Principal Executive Officer)

/s/ JOHN S. WEATHERLY John S. Weatherly	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ RODGER W. SMITH Rodger W. Smith	Corporate Controller and Treasurer (Principal Accounting Officer)

/s/ JOHN S. CALLON John S. Callon	Director

EXHIBIT INDEX

Exhibit
Number		Description

(4)		Instruments defining the rights of security holders, including indentures
4.1	—	Subordinated Indenture for the Company dated October 26, 2000 (incorporated by reference from Exhibit 4.1 of the Company’s Current Report on Form 8-K dated October 24, 2000, File No. 0001-14039)
4.2	—	Supplemental Indenture for the Company’s 11% Senior Subordinated Notes due 2005 (incorporated by reference from Exhibit 4.2 of the Company’s Current Report on Form 8-K dated October 24, 2000, File No. 001-14039)
4.3	—	Indenture for the Company’s 9.75% Senior Notes due 2010, dated March 15, 2004, between the Company and American Stock Transfer & Trust Company, as trustee (incorporated by reference from Exhibit 4.16 of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004, File No. 001-14039)
4.4	—	Exchange and Registration Rights Agreements, dated March 15, 2004, between the Company the holders of the Company’s 9.75% Senior Notes due 2010, Series A
(5)		Opinion Regarding Legality
5.1	—	Opinion of Haynes and Boone, LLP
(12)		Statement regarding computation of ratios
12.1	—	Computation of ratio of earnings to fixed charges
(23)		Consents of Experts and Counsel
23.1	—	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
23.2	—	Consent of Ernst & Young LLP
23.3	—	Consent of Huddleston & Co., Inc.
(24)		Power of Attorney
24.1	—	Powers of Attorney (included on the signature page of this Registration Statement)
(25)		Statement of Eligibility of Trustee
25.1	—	Statement of Eligibility and Qualification on Form T-1 of Trustee
(99)		Additional Exhibits
99.1	—	Form of Letter of Transmittal
99.2	—	Form of Notice of Guaranteed Delivery